Exhibit 10.04

EXECUTION VERSION

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT (this “Agreement”) is dated as of the Effective Date between SILICON VALLEY BANK, A DIVISION OF FIRST-CITIZENS BANK & TRUST COMPANY (“Bank”), and CERIBELL, INC., a Delaware corporation (“Borrower”). The parties agree as follows:

1.
LOAN AND TERMS OF PAYMENT
1.1.
Revolving Line.
(a)
Availability. Subject to the terms and conditions of this Agreement and to deduction of Reserves, Bank shall make Advances not exceeding the Availability Amount. Amounts borrowed under the Revolving Line may be prepaid or repaid as set forth on Schedule I hereto.
(b)
Termination; Repayment. The Revolving Line terminates on the Revolving Line Maturity Date, when the outstanding principal amount of all Advances, the accrued and unpaid interest thereon, and all other outstanding Obligations relating to the Revolving Line shall be immediately due and payable.
1.2.
Overadvances. If, at any time, the aggregate outstanding principal amount of any Advances, exceeds the lesser of (a) the Revolving Line or (b) the Borrowing Base, Borrower shall immediately pay to Bank in cash the amount of such excess (such excess, the “Overadvance”). Without limiting Borrower’s obligation to repay Bank any Overadvance, Borrower shall pay Bank interest on the outstanding amount of any Overadvance, on demand, at a rate per annum equal to the rate that is otherwise applicable to Advances plus five percent (5.0%).
1.3.
Payment of Interest on the Credit Extensions.
(a)
Interest Payments. Interest on the principal amount of each Advance is payable as set forth on Schedule I hereto.
(b)
Interest Rate.
(i)
Advances. Subject to Section 1.3(c), the outstanding principal amount of any Advance shall accrue interest as set forth on Schedule I hereto.
(ii)
All-In Rate. Notwithstanding any terms in this Agreement to the contrary, if at any time the interest rate applicable to any Obligations is less than zero percent (0.0%), such interest rate shall be deemed to be zero percent (0.0%) for all purposes of this Agreement.
(c)
Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, the outstanding Obligations shall bear interest at a rate per annum which is five percent (5.0%) above the rate that is otherwise applicable thereto (the “Default Rate”). Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Bank Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 1.3(c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.
(d)
Adjustment to Interest Rate. Each change in the interest rate applicable to any amounts payable under the Loan Documents based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of such change.
(e)
Interest Computation. Interest shall be computed as set forth on Schedule I hereto. In computing interest, the date of the making of any Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.

1.4.
Fees. Borrower shall pay to Bank:
(a)
Anniversary Fee. An anniversary fee, fully earned and non-refundable as of the Effective Date equal to Fifty Thousand Dollars ($50,000) per annum (the “Anniversary Fee”), which is due and payable on the earlier to occur of (i) each anniversary of the Effective Date, (ii) the termination of Agreement, or (iii) the occurrence of an Event of Default; provided, that no more than One Hundred Thousand Dollars ($100,000) in the aggregate shall be required to be paid as the Anniversary Fee hereunder during the term of this Agreement;
(b)
Letter of Credit Fee. Bank’s customary fees and expenses for the issuance or renewal of Letters of Credit, including, without limitation, a Letter of Credit Fee with respect to each Letter of Credit payable upon the issuance, each anniversary of such issuance and any renewal thereof, which shall be fully earned and non-refundable as of such date;
(c)
Termination Fee. Upon termination of this Agreement or the termination of the Revolving Line for any reason prior to the Revolving Line Maturity Date, in addition to the payment of any other amounts then-owing, a termination fee in an amount equal to Two Hundred Thousand Dollars ($200,000), which shall be fully earned and non-refundable as of such date; provided, that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from Bank prior to the Revolving Line Maturity Date, or if the facility terminates on the Revolving Line Maturity Date; and
(d)
Bank Expenses. All Bank Expenses incurred through and after the Effective Date, when due (or, if no stated due date, upon demand by Bank).

Unless otherwise provided in this Agreement or in a separate writing by Bank, Borrower shall not be entitled to any credit, rebate, or repayment of any fees earned by Bank pursuant to this Agreement notwithstanding any termination of this Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder. Bank may deduct amounts owing by Borrower under the clauses of this Section 1.4 pursuant to the terms of Section 1.5(c). Bank shall provide Borrower written notice of deductions made pursuant to the terms of the clauses of this Section 1.4.

1.5.
Payments; Application of Payments; Debit of Accounts.
(a)
All payments (including prepayments) to be made by Borrower under any Loan Document shall be made in immediately available funds in Dollars, without setoff, counterclaim, or deduction (except to the extent provided in Section 1.7), before 12:00 p.m. Pacific time on the date when due. Payments of principal and/or interest received after 12:00 p.m. Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.
(b)
Bank has the exclusive right to determine the order and manner in which all payments with respect to the Obligations may be applied. Borrower shall have no right to specify the order or the accounts to which Bank shall allocate or apply any payments required to be made by Borrower to Bank or otherwise received by Bank under this Agreement when any such allocation or application is not specified elsewhere in this Agreement.
(c)
Bank may debit any of Borrower’s deposit accounts maintained with Bank, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes Bank when due under the Loan Documents. These debits shall not constitute a set-off.
1.6.
Change in Circumstances.
(a)
Increased Costs. If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, Bank, (ii) subject Bank to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitment, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or (iii) impose on Bank any other condition, cost or expense (other than Taxes) affecting this Agreement or Credit Extensions made by Bank, and the result of any of the foregoing shall be to increase the cost to Bank of making, converting to, continuing or maintaining any Credit Extension (or of maintaining its obligation to make any such Credit Extension), or to reduce the amount of any sum received or receivable by Bank hereunder (whether of principal, interest or any other amount) then, upon written request of Bank, Borrower shall promptly pay to Bank such additional amount or amounts as will compensate Bank for such additional costs incurred or reduction suffered.
(b)
Capital Requirements. If Bank determines that any Change in Law affecting Bank regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on Bank’s capital as a consequence of this Agreement, the Revolving Line, any term loan facility, or the Credit Extensions made by Bank to a level below that which Bank could have achieved but for such Change in Law (taking into consideration Bank’s policies with respect to capital adequacy and liquidity), then from time to time upon written request of Bank, Borrower shall promptly pay to Bank such additional amount or amounts as will compensate Bank for any such reduction suffered.
(c)
Delay in Requests. Failure or delay on the part of Bank to demand compensation pursuant to this Section 1.6 shall not constitute a waiver of Bank’s right to demand such compensation; provided that Borrower shall not be required to compensate Bank pursuant to subsection (a) for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that Bank notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of Bank’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period shall be extended to include the period of retroactive effect).
1.7.
Taxes.
(a)
Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of Borrower) requires the deduction or withholding of any Tax from any such payment by Borrower, then (i) Borrower shall be entitled to make such deduction or withholding, (ii) Borrower shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law, and (iii) if such Tax is an Indemnified Tax, the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 1.7) Bank receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)
Payment of Other Taxes by Borrower. Without limiting the provisions of subsection (a) above, Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.
(c)
Tax Indemnification. Without limiting the provisions of subsections (a) and (b) above, Borrower shall, and does hereby, indemnify Bank, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 1.7) payable or paid by Bank or required to be withheld or deducted from a payment to Bank and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by Bank shall be conclusive absent manifest error.
(d)
Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 1.7, Borrower shall deliver to Bank a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Bank.
(e)
Status of Bank. If Bank (including any assignee or successor) is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document, it shall deliver to Borrower, at the time or times reasonably requested by Borrower, such properly completed and executed documentation reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Bank, if reasonably requested by Borrower, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrower as will enable Borrower to determine whether or not Bank is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, Bank shall deliver whichever of IRS Form W-9, IRS Form W-8BEN-E, IRS Form W-8ECI or IRS Form W-8IMY is applicable, as well as any applicable supporting documentation or certifications. If a payment made to Bank under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), Bank shall deliver to Borrower at the time or times prescribed by law and at such time or times reasonably requested by Borrower such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Borrower as may be necessary for Borrower to comply with its obligations under FATCA and to determine that Bank has complied with its obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of the preceding sentence, “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Bank agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower in writing of its legal inability to do so.
(f)
Treatment of Certain Refunds. If any party hereto determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 1.7 (including by the payment of additional amounts pursuant to this Section 1.7), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 1.7 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
1.8.
Procedures for Borrowing.
(a)
Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement (which must be satisfied no later than 12:00 p.m. Pacific time on the applicable Funding Date), to obtain an Advance (other than under Sections 1.2, 1.3 or 1.4), Borrower (via an individual duly authorized by an Administrator) shall notify Bank (which notice shall be irrevocable) by 12:00 p.m. Pacific time on the Funding Date of the Advance. Such notice shall be made through Bank’s online banking program, provided, however, if Borrower is not utilizing Bank’s online banking program, then such notice shall be in a written format acceptable to Bank that is executed by an Authorized Signer. In connection with any such notification, Borrower shall deliver to Bank by electronic mail or through Bank’s online banking program such reports and information, including without limitation, sales journals, cash receipts journals, accounts receivable aging reports, as Bank may reasonably request. Bank shall have received satisfactory evidence that the Board has approved that such Authorized Signer may provide such notices and request Advances (which requirement may be deemed satisfied by the prior delivery of Borrowing Resolutions or a secretary’s certificate that certifies as to such Board approval).
(b)
Bank shall credit proceeds of a Credit Extension to the Designated Deposit Account. Bank may make Advances under this Agreement based on instructions from an Authorized Signer or without instructions if such Advances are necessary to meet Obligations which have become due.

2.
CONDITIONS OF CREDIT EXTENSIONS
2.1.
Conditions Precedent to Initial Credit Extension. Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation:
(a)
duly executed Loan Documents;
(b)
duly executed Mezzanine Loan Documents and satisfaction (or waiver) of all conditions precedent therein;
(c)
the Operating Documents of Borrower and long-form good standing certificates of Borrower certified by the Secretary of State of the State of Delaware, as of a date no earlier than thirty (30) days prior to the Effective Date;
(d)
certificate duly executed by a Responsible Officer or secretary of Borrower with respect to Borrower’s (i) Operating Documents and (ii) Borrowing Resolutions;
(e)
certified copies, dated as of a recent date, of searches for financing statement filed in the central filing office of the State of Delaware, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;
(f)
duly executed Perfection Certificate;
(g)
evidence satisfactory to Bank that the insurance policies and endorsements required by Section 5.8 are in full force and effect; and
(h)
payment of the fees and Bank Expenses then due as specified in Section 1.4.
2.2.
Conditions Precedent to all Credit Extensions. Bank’s obligation to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:
(a)
receipt of Borrower’s Credit Extension request and the related materials and documents as required by and in accordance with Section 1.8;
(b)
the representations and warranties in this Agreement shall be true and correct in all material respects as of the date of any Credit Extension request and as of the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects as of such date (provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), and no Default or Event of Default shall have occurred and be continuing or immediately result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true and correct in all material respects as of such date; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects as of such date (provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof); and
(c)
a Material Adverse Change shall not have occurred and be continuing.

2.3.
Covenant to Deliver. Borrower shall deliver to Bank each item required to be delivered to Bank under this Agreement as a condition precedent to any Credit Extension. A Credit Extension made prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of Borrower’s obligation to deliver such item, and the making of any Credit Extension in the absence of a required item shall be in Bank’s sole discretion.
3.
CREATION OF SECURITY INTEREST
3.1.
Grant of Security Interest.
(a)
Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.
(b)
Borrower acknowledges that it previously has entered, or may in the future enter, into Bank Services Agreements with Bank. Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject to Permitted Liens).
3.2.
Authorization to File Financing Statements. Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all jurisdictions deemed necessary or appropriate by Bank to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect.
3.3.
Termination. If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations or reimbursement obligations or other obligations which, by their terms, survive the termination of this Agreement) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations or reimbursement obligations or other obligations which, by their terms, survive the termination of this Agreement) and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall, at Borrower’s sole cost and expense, terminate its security interest in the Collateral and all rights therein shall revert to Borrower. In the event (a) all Obligations (other than inchoate indemnity obligations or reimbursement obligations or other obligations which, by their terms, survive the termination of this Agreement), except for Bank Services, are satisfied in full, and (b) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its commercially reasonable discretion for Bank Services, if any. In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to Bank cash collateral in an amount equal to at least (i) one hundred and two percent (102.0%) of the face amount of all such Letters of Credit denominated in Dollars and (ii) one hundred and ten percent (110.0%) of the Dollar Equivalent of the face amount of all such Letters of Credit denominated in a Foreign Currency, plus, in each case, all interest, fees, and costs due or estimated by Bank in its commercially reasonable discretion to become due in connection therewith, to secure all of the Obligations relating to such Letters of Credit.
3.4.
Location and Possession of Collateral. The Collateral is and shall remain in the possession of Borrower at its location listed in paragraph 4 of the Perfection Certificate or as otherwise identified to Bank in accordance with Section 6.2; provided, however, that the foregoing shall not apply to (a) movable personal property such as laptop computers; (b) any inventory that is in the possession of Borrower’s customers in the ordinary course of business; (c) any Collateral that is in transit in the ordinary course of business; (d) any Collateral maintained with Borrower’s third party logistics providers in the ordinary course of business; or (e) any Collateral that is transferred in accordance with Section 6.1. Borrower shall remain in full possession, enjoyment and control of the Collateral (except only as may be otherwise required by Bank for perfection of the security interests therein created hereunder) and so long as no Event of Default has occurred, shall be entitled to manage, operate and use the same and each part thereof with the rights and franchises appertaining thereto; provided that the possession, enjoyment, control and use of the Collateral shall at all times be subject to the observance and performance of the terms of this Agreement.

4.
REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

4.1.
Due Organization, Authorization; Power and Authority.
(a)
Borrower and each of its Subsidiaries are each duly existing and in good standing as a Registered Organization in their respective jurisdiction of formation and are qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of their respective business or their ownership of property requires that they be qualified, except for such states as to which any failure to so qualify would not have a Material Adverse Change.
(b)
All information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is true and correct (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement and the Perfection Certificate shall be deemed to be updated to the extent such notice is provided to Bank of such permitted update).
(c)
The execution, delivery and performance by Borrower and each of its Subsidiaries of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s or any such Subsidiary’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Applicable Law, (iii) contravene, conflict with or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect), or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which Borrower or any of its Subsidiaries is bound. Neither Borrower nor any of its Subsidiaries are in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower’s or any of its Subsidiary’s business or operations.
4.2.
Collateral.
(a)
The security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject to Permitted Liens). Borrower has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens.
(b)
Borrower has no Collateral Accounts at or with any bank or financial institution other than Bank or Bank’s Affiliates except for the Collateral Accounts described in the Perfection Certificate delivered to Bank in connection herewith and which Borrower has taken such actions as are necessary to give Bank a perfected security interest therein, pursuant to the terms of Section 5.9(c). The Accounts are bona fide, existing obligations of the Account Debtors.
(c)
The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate or as permitted pursuant to Section 6.2. None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as permitted pursuant to Section 6.2.
(d)
All Inventory is in all material respects of good and marketable quality, free from material defects.

(e)
Borrower is the sole owner of the Intellectual Property which it owns or purports to own except for (a) non-exclusive licenses granted to its customers, contract manufacturers, resellers and/or distributors in the ordinary course of business, and exclusive licenses that do not result in a legal transfer of title to the licensed property but may be exclusive in certain respects, including as to specific fields of use, (b) over-the-counter software that is commercially available to the public, and (c) Intellectual Property licensed to Borrower. Each patent which it owns or purports to own and which is material to Borrower’s business is, to its knowledge, valid and enforceable, and no part of the Intellectual Property which Borrower owns or purports to own and which is material to Borrower’s business has been judged invalid or unenforceable, in whole or in part. Borrower has no knowledge of any infringement or violation by it of the intellectual property rights of any third party and has no knowledge of any violation or infringement by a third party of any of its Intellectual Property. The Collateral and the Intellectual Property constitute substantially all of the assets and property of Borrower, and Borrower owns all Intellectual Property associated with the business of Borrower and Subsidiaries, free and clear of any liens other than Permitted Liens.
(f)
Except as noted on the Perfection Certificate or for which notice has been given to Bank pursuant to and in accordance with Section 5.11(b), Borrower is not a party to, nor is it bound by, any Restricted License.
4.3.
Accounts Receivable; Inventory.
(a)
For each Account included in the most recent Borrowing Base Statement, on the date each Advance is requested and made, such Account shall be an Eligible Account.
(b)
All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Eligible Accounts are and shall be true and correct and all such invoices, instruments and other documents, and all of Borrower’s Books are genuine and in all respects what they purport to be. All sales and other transactions underlying or giving rise to each Eligible Account shall comply in all material respects with all Applicable Law. Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are Eligible Accounts in any Borrowing Base Statement. To the best of Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Eligible Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.
4.4.
Litigation. Other than as set forth in the Perfection Certificate or as disclosed to Bank pursuant to Section 5.3(k), there are no actions, investigations or proceedings pending or, to the knowledge of any Responsible Officer, threatened in writing by or against Borrower or any of its Subsidiaries in which an adverse decision could reasonably be expected to have a Material Adverse Change.
4.5.
Financial Statements; Financial Condition. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Bank by submission to the Financial Statement Repository or otherwise submitted to Bank fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations for the periods covered thereby, subject, in the case of unaudited financial statements, to normal year-end adjustments and the absence of footnote disclosures.
4.6.
Solvency. Borrower is Solvent and, immediately after giving effect to the execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby, Borrower will be Solvent.
4.7.
Regulatory Compliance. Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower and each of its Subsidiaries (a) have complied in all material respects with all Applicable Law, and (b) have not violated any Applicable Law the violation of which could reasonably be expected to have a Material Adverse Change. Borrower and each of its Subsidiaries have duly complied with, and their respective facilities, business, assets, property, leaseholds, real property and Equipment are in compliance with, Environmental Laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Change; there have been no outstanding citations, notices or orders of non-compliance issued to Borrower or any of its Subsidiaries or relating to their respective facilities, businesses, assets, property, leaseholds, real property or

Equipment under such Environmental Laws, except where such citation, notice or order could not reasonably be expected to have a Material Adverse Change. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted, except where the failure to obtain or make or file the same would not reasonably be expected to have a Material Adverse Change.
4.8.
Subsidiaries; Investments. Borrower does not own any stock, unit, membership interest, partnership, or other ownership interest or other Equity Securities except for Permitted Investments.
4.9.
Tax Returns and Payments; Pension Contributions. All federal and other material tax returns, reports and statements (including any attachments thereto or amendments thereof) of Borrower and its Subsidiaries filed or required to be filed by any of them have been timely filed (or extensions have been obtained and such extensions have not expired) and all taxes shown on such tax returns or otherwise due and payable and all assessments, fees and other governmental charges upon Borrower, its Subsidiaries and their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable, except (i) for the payment of any such taxes, assessments, fees and other governmental charges which are being diligently contested by Borrower in good faith by appropriate proceedings and for which adequate reserves have been made under GAAP, and (ii) taxes, assessments, fees and other governmental charges that do not, individually or in the aggregate, exceed Fifty Thousand Dollars ($50,000). To the knowledge of Borrower, no tax return of Borrower or any Subsidiary is currently under an audit or examination, and Borrower has not received written notice of any proposed audit or examination, in each case, where a material amount of tax is at issue. Borrower is not an “S corporation” within the meaning of Section 1361(a)(1) of the Internal Revenue Code.
4.10.
Full Disclosure. No written representation, warranty or other statement of Borrower or any of its Subsidiaries in any written report, certificate or written statement submitted to the Financial Statement Repository or otherwise submitted to Bank, as of the date such representation, warranty, or other statement was made, taken together with all such written reports, certificates and written statements submitted to the Financial Statement Repository or otherwise submitted to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the written reports, certificates or written statements not misleading in light of the circumstances under which they were made (it being recognized by Bank that the projections and forecasts provided by Borrower or any of its Subsidiaries in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).
4.11.
Sanctions. Neither Borrower nor any of its Subsidiaries is: (a) in violation of any Sanctions; or (b) a Sanctioned Person. Neither Borrower nor any of its Subsidiaries, directors, officers, employees or, to Borrower’s knowledge agents or Affiliates: (i) conducts any business or engages in any transaction or dealing with any Sanctioned Person, including making or receiving any contribution of funds, goods or services to or for the benefit of any Sanctioned Person; (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to any Sanctions; (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Sanctions; or (iv) otherwise engages in any transaction that could cause Bank to violate any Sanctions.
4.12.
Healthcare Permits. Neither Borrower nor any of its Subsidiaries has, from the date commencing three years prior to the Effective Date, received written notice from any Governmental Authority with respect to the revocation, suspension, restriction, limitation or termination of any Healthcare Permit nor, to the knowledge of Borrower or any of its Subsidiaries, is any such action proposed or threatened in writing.

4.13.
Compliance with Healthcare Laws.
(a)
From the date commencing three years prior to the Effective Date, Borrower has not received written notice by a Governmental Authority of any violation (or of any investigation, audit, or other proceeding involving allegations of any violation) of any Healthcare Laws, and no investigation, inspection, audit or other proceeding involving allegations of any violation is, to the knowledge of Borrower, threatened in writing or contemplated, except, in each case, as could not reasonably be expected to have a Material Adverse Change on Borrower’s business or operations.
(b)
To the knowledge of Borrower, on and from the date commencing three years prior to the Effective Date, Borrower has not been debarred or excluded from participation under a state or federal health care program.
(c)
Borrower is not a party to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders or similar agreements with or imposed by any Governmental Authority.
5.
AFFIRMATIVE COVENANTS

Borrower shall do all of the following:

5.1.
Use of Proceeds. Cause the proceeds of the Credit Extensions to be used solely (a) as working capital or (b) to fund its general business purposes, and not for personal, family, household or agricultural purposes, and not in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any applicable anti-corruption law.
5.2.
Government Compliance.
(a)
Maintain its and all of its Subsidiaries’ legal existence (except as permitted under Section 6.3 with respect to Subsidiaries only) and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Change. Borrower shall comply, and have each Subsidiary comply with all laws, ordinances and regulations to which it is subject, including all applicable Healthcare Laws, noncompliance with which could reasonably be expected to have a Material Adverse Change.
(b)
Obtain all of the Governmental Approvals necessary for the performance by Borrower and each of its Subsidiaries of their obligations under the Loan Documents to which it is a party, including any grant of a security interest to Bank. Borrower shall promptly provide copies of any such obtained Governmental Approvals to Bank.
5.3.
Financial Statements, Reports. Deliver to Bank by submitting to the Financial Statement Repository:
(a)
Borrowing Base Statement. A Borrowing Base Statement (and any schedules related thereto and including any other information requested by Bank with respect to Borrower’s Accounts) (i) no later than Friday of each week when a Streamline Period is not in effect and (ii) within thirty (30) days after the end of each month when a Streamline Period is in effect;
(b)
Accounts Receivable and Inventory Information. Within thirty (30) days after the end of each month, (i) monthly accounts receivable agings, aged by invoice date, (ii) monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, (iii) monthly reconciliations of accounts receivable agings (aged by invoice date), Deferred Revenue report, detailed debtor listings, or such other inventory reports as are requested by Bank in its commercially reasonable discretion;

(c)
Monthly Financial Statements. As soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations for such month in a form reasonably acceptable to Bank;
(d)
Compliance Statement. Within thirty (30) days after the last day of each month and together with the statements set forth in Section 5.3(c), a duly completed Compliance Statement, confirming that as of the end of such month, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Bank may reasonably request;
(e)
Annual Operating Budget and Financial Projections. Within thirty (30) days prior to the end of each fiscal year of Borrower, and contemporaneously with any updates or amendments thereto, (i) annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrower, and (ii) annual financial projections for the following fiscal year (on a quarterly basis), in each case as approved by the Board, together with any related business forecasts used in the preparation of such annual financial projections;
(f)
Annual Audited Financial Statements. As soon as available, and in any event within two hundred seventy (270) days following the end of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion (other than a “going concern” qualification resulting solely from the impending maturity of any Indebtedness) on the financial statements from a nationally recognized or other independent public accounting firm reasonably acceptable to Bank;
(g)
SEC Filings. In the event that Borrower or any of its Subsidiaries becomes subject to the reporting requirements under the Exchange Act within five (5) days of filing, notification of the filing and copies of all periodic and other reports, proxy statements and other materials filed by Borrower and/or any of its Subsidiaries or any Guarantor with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange, or distributed to its shareholders, as the case may be. Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower or any of its Subsidiaries posts such documents, or provides a link thereto, on Borrower’s or any of its Subsidiaries’ website on the internet at Borrower’s or any of its Subsidiaries’ website address;
(h)
Security Holder and Subordinated Debt Holder Reports. Within five (5) days of delivery, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt (solely in their capacities as security holders or holders of Subordinated Debt and not in any other role);
(i)
Beneficial Ownership Information. Prompt written notice of any changes to the beneficial ownership information set out in Section 14 of the Perfection Certificate. Borrower understands and acknowledges that Bank relies on such true, accurate and up-to-date beneficial ownership information to meet Bank’s regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers;
(j)
Legal Action Notice. Prompt written notice of any material legal actions, investigations or proceedings pending or threatened in writing against Borrower or any of its Subsidiaries that could reasonably be expected to result in damages or costs to Borrower or any of its Subsidiaries of, individually or in the aggregate, One Hundred Thousand Dollars ($100,000) or more;
(k)
Tort Claim Notice. If Borrower shall acquire a commercial tort claim, which Borrower reasonably believes could result in a damage award with an expected value greater than Fifty Thousand Dollars ($50,000), Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank;

(l)
Government Filings. Within fifteen (15) days after the same are sent or received, copies of all correspondence, reports, documents and other filings by Borrower or any of its Subsidiaries with any Governmental Authority regarding the revocation, suspension, restriction, limitation or termination of any Healthcare Permit or that could otherwise reasonably be expected to have a Material Adverse Change;
(m)
Registered Organization. If Borrower is not a Registered Organization as of the Effective Date but later becomes one, promptly notify Bank of such occurrence and provide Bank with Borrower’s organizational identification number;
(n)
Default. Promptly, and in any event within five (5) days after discovery of the same, written notice of the occurrence of a Default or Event of Default;
(o)
Cash Flow Statement. As soon as available, but no later than thirty (30) days after the last day of each fiscal quarter, a company prepared consolidated cash flow statement covering Borrower’s consolidated operations for such fiscal quarter in a form reasonably acceptable to Bank; and
(p)
Other Information. Promptly, from time to time, such other information regarding Borrower or any of its Subsidiaries or compliance with the terms of any Loan Documents as reasonably requested by Bank.

Any submission by Borrower of a Compliance Statement, a Borrowing Base Statement or any other financial statement submitted to the Financial Statement Repository pursuant to this Section 5.3 or otherwise submitted to Bank shall be deemed to be a representation by Borrower that (i) as of the date of such Compliance Statement, Borrowing Base Statement or other financial statement, the information and calculations set forth therein are true and correct, (ii) as of the end of the compliance period set forth in such submission, Borrower is in complete compliance with all required covenants except as noted in such Compliance Statement, Borrowing Base Statement or other financial statement, as applicable, (iii) as of the date of such submission, no Events of Default have occurred or are continuing, (iv) all representations and warranties other than any representations or warranties that are made as of a specific date in Section 4 remain true and correct in all material respects as of the date of such submission except as noted in such Compliance Statement, Borrowing Base Statement or other financial statement, as applicable, (v) [reserved], and (vi) as of the date of such submission, no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

5.4.
Accounts Receivable.
(a)
Schedules and Documents Relating to Accounts. Borrower shall deliver to Bank transaction reports and schedules of collections, as provided in Section 5.3, on Bank’s standard forms; provided, however, that Borrower’s failure to execute and deliver the same shall not affect or limit Bank’s Lien and other rights in all of Borrower’s Accounts, nor shall Bank’s failure to advance or lend against a specific Account affect or limit Bank’s Lien and other rights therein. If necessary or reasonably requested by Bank, Borrower shall furnish Bank with copies (or, at Bank’s reasonable request, originals) of all contracts, orders, invoices, and other similar documents, and all shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Accounts. In addition, Borrower shall deliver to Bank, on its reasonable request, the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Accounts, in the same form as received, with all necessary indorsements, and copies of all credit memos.
(b)
Disputes. Borrower shall promptly notify Bank of all disputes or claims relating to Accounts so long as the amount in dispute is in excess of (i) One Hundred Thousand Dollars ($100,000) for any such individual dispute or claim, or (ii) Two Hundred Fifty Thousand Dollars ($250,000) for all such disputes and claims in the aggregate. Borrower may forgive (completely or partially), compromise, or settle any Account for less than payment in full, or agree to do any of the foregoing so long as (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, in arm’s-length transactions, and reports the same to Bank in the regular reports provided to Bank; (ii) no Event of Default has occurred and is continuing; and (iii) there shall not be an Overadvance after taking into account all such discounts, settlements and forgiveness.

(c)
Collection of Accounts. Borrower shall direct Account Debtors to deliver or transmit all proceeds of Accounts into a lockbox account, or such other “blocked account” as specified by Bank (either such account, the “Cash Collateral Account”). Whether or not an Event of Default has occurred and is continuing, Borrower shall immediately deliver all payments on and proceeds of Accounts to the Cash Collateral Account. Subject to Bank’s right to maintain a reserve pursuant to Section 5.4(d), all amounts received in the Cash Collateral Account shall be (i) when a Streamline Period is not in effect, applied to immediately reduce the Obligations under the Revolving Line (unless Bank, in its sole discretion, at times when an Event of Default exists, elects not to so apply such amounts), or (ii) when a Streamline Period is in effect, transferred on a daily basis to Borrower’s operating account with Bank. Borrower hereby authorizes Bank to transfer to the Cash Collateral Account any amounts that Bank reasonably determines are proceeds of the Accounts (provided that Bank is under no obligation to do so and this allowance shall in no event relieve Borrower of its obligations hereunder).
(d)
Reserves. Notwithstanding any terms in this Agreement to the contrary, at times when a Default or an Event of Default exists, Bank may hold any proceeds of the Accounts and any amounts in the Cash Collateral Account that are not applied to the Obligations pursuant to Section 5.4(c) above (including amounts otherwise required to be transferred to Borrower’s operating account with Bank) as a reserve to be applied to any Obligations regardless of whether such Obligations are then due and payable.
(e)
Returns. Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to Borrower, Borrower shall promptly (i) determine the reason for such return, (ii) issue a credit memorandum to the Account Debtor in the appropriate amount in accordance with Borrower’s customary business practices, and (iii) provide a copy of such credit memorandum to Bank, upon request from Bank. In the event any attempted return occurs after the occurrence and during the continuance of any Event of Default, Borrower shall hold the returned Inventory in trust for Bank, and immediately notify Bank of the return of the Inventory.
(f)
Verifications; Confirmations; Credit Quality; Notifications. Bank may, from time to time, (i) verify and confirm directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts, either in the name of Borrower or Bank or such other name as Bank may choose, and notify any Account Debtor of Bank’s security interest in such Account and/or (ii) conduct a credit check of any Account Debtor to approve any such Account Debtor’s credit. Notwithstanding the foregoing, provided no Event of Default has occurred or is continuing, Bank shall endeavor to provide notice to Borrower before contacting Account Debtors directly (with all parties hereto acknowledging that any failure to do so shall give rise to no liability of Bank).
(g)
No Liability. Bank shall not be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to an Account, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Account, or for settling any Account in good faith for less than the full amount thereof, nor shall Bank be deemed to be responsible for any of Borrower’s obligations under any contract or agreement giving rise to an Account. Nothing herein shall, however, relieve Bank from liability for its own gross negligence or willful misconduct.
5.5.
Remittance of Proceeds. Except as otherwise provided in Section 5.4(c), deliver, in kind, all proceeds arising from the disposition of any Collateral to Bank in the original form in which received by Borrower not later than the following Business Day after receipt by Borrower, to be applied to the Obligations (a) prior to an Event of Default, pursuant to the terms of Section 5.4(c), and (b) after the occurrence and during the continuance of an Event of Default, pursuant to the terms of Section 8.4; provided that, if no Event of Default has occurred and is continuing, Borrower shall not be obligated to remit to Bank the proceeds of the sale of worn out or obsolete Equipment disposed of by Borrower in good faith in an arm’s length transaction for an aggregate purchase price of Fifty Thousand Dollars ($50,000) or less (for all such transactions in any fiscal year). Borrower agrees that it will not commingle proceeds of Collateral with any of Borrower’s other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for Bank. Nothing in this Section 5.5 limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

5.6.
Taxes; Pensions. Borrower shall make, and cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law or imposed upon any property belonging to it, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower and each Subsidiary has made such payments or deposits; provided that Borrower need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings which suspend the collection thereof (provided that such proceedings do not involve any substantial danger of the sale, forfeiture or loss of any material item of Collateral or Collateral which in the aggregate is material to Borrower and that Borrower has adequately bonded such amounts or reserves sufficient to discharge such amounts have been provided on the books of Borrower) or if any such payments do not, individually or in the aggregate, exceed Fifty Thousand Dollars ($50,000). In addition, Borrower shall not change, and shall not permit any Subsidiary to change, its respective jurisdiction of residence for taxation purposes.
5.7.
Access to Collateral; Books and Records. Bank (through any of their officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower’s usual business hours, to inspect the books and records of Borrower and Subsidiaries and to make copies thereof and to inspect, test, and appraise the Collateral in order to verify Borrower’s financial condition or the amount, condition of, or any other matter relating to, the Collateral. Any inspection, test or appraisal conducted hereunder shall be conducted at the sole cost and expense of Borrower, provided that such inspections shall not occur more than once during any twelve-month period unless any Event of Default has occurred that has not been waived by Bank, in which case such inspections and audits shall occur as often as Bank shall determine is necessary.
5.8.
Insurance.
(a)
Keep its business and the Collateral insured for risks and in amounts customary for companies in Borrower’s industry and location and as Bank may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Bank.
(b)
All property policies shall have a lender’s loss payable endorsement showing Bank as lender loss payee. All liability policies shall show, or have endorsements showing, Bank as an additional insured. Bank shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral.
(c)
Ensure that proceeds payable under any property policy are, at Bank’s option, payable to Bank on account of the Obligations. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any property policy, toward the replacement or repair of destroyed or damaged property; provided that (a) any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral, and (ii) to the extent constituting Collateral, shall be deemed Collateral in which Bank has been granted a first priority security interest, and (b) after the occurrence and during the continuation of an Event of Default, all proceeds payable under such property policy shall, at the option of Bank, be payable to Bank on account of the Obligations.
(d)
At Bank’s reasonable request, Borrower shall deliver certified copies of insurance policies and evidence of all premium payments. Each provider of any such insurance required under this Section 5.8 shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Bank, that it will give Bank thirty (30) days (10 days for nonpayment of premium) prior written notice before any such policy or policies shall be canceled. If Borrower fails to obtain insurance as required under this Section 5.8 or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 5.8, and take any action under the policies Bank deems prudent.

5.9.
Accounts.
(a)
Maintain account balances in Borrower’s, any of its Subsidiaries’, and any Guarantor’s operating accounts and depository accounts at or through Bank representing at least fifty percent (50%) of the Dollar Equivalent value of all deposit account balances of Borrower, such Subsidiary and such Guarantor at all financial institutions.
(b)
In addition to the foregoing, Borrower, any Subsidiary of Borrower and any Guarantor, shall obtain any business credit card, letter of credit and cash management services exclusively from Bank; provided, however, that Borrower may maintain credit cards with financial institutions other than Bank in accordance with clause (h) of the definition of Permitted Indebtedness.
(c)
In addition to and without limiting the restrictions in subsection (a) above, Borrower shall provide Bank with notice within the then-next Compliance Statement after establishing any Collateral Account in the United States at or with any bank or financial institution other than Bank or Bank’s Affiliates. For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account in the United States is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank. The provisions of the previous sentence shall not apply to the Excluded Accounts.
5.10.
Financial Covenant. Commencing on the last day of the calendar quarter in which Borrower’s Net Indebtedness exceeds Forty Million Dollars ($40,000,000) and continuing until the repayment in full of the Obligations, measured as of the last day of each fiscal quarter of Borrower, achieve a Recurring Revenue Ratio of not less than 1.00:1.00.
5.11.
Protection of Intellectual Property Rights.
(a)
(i) Protect, defend and maintain the validity and enforceability of any Intellectual Property material to Borrower’s business and promptly advise Bank in writing of material infringements of which it has actual knowledge; (ii) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent; and (iii) provide written notice to Bank within ten (10) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public).
(b)
Provide written notice to Bank within the later of (x) the then-next Compliance Statement and (y) thirty (30) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public). Borrower shall take such steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any such Restricted License to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under this Agreement and the other Loan Documents.
(c)
Borrower shall notify Bank any patent or patent application, or trademark or trademark application, or copyright or copyright application filed by Borrower and not previously disclosed to any Lender.
5.12.
Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Bank, without expense to Bank, Borrower and its officers, employees and agents and Borrower’s books and records, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to Borrower.

5.13.
Online Banking.
(a)
Utilize Bank’s online banking platform for all matters requested by Bank which shall include, without limitation (and without request by Bank for the following matters), uploading information pertaining to Accounts and Account Debtors, requesting approval for exceptions, requesting Credit Extensions, and uploading financial statements and other reports required to be delivered by this Agreement (including, without limitation, those described in Section 5.3 of this Agreement).
(b)
Comply with the terms of Bank’s online banking agreement as in effect from time to time and ensure that all persons utilizing Bank’s online banking platform are duly authorized to do so by an Administrator. Bank shall be entitled to assume the authenticity, accuracy and completeness of any information, instruction or request for a Credit Extension submitted via Bank’s online banking platform and to further assume that any submissions or requests made via Bank’s online banking platform have been duly authorized by an Administrator.
5.14.
Formation or Acquisition of Subsidiaries. Notwithstanding and without limiting the negative covenants contained in Sections 6.3 and 6.7, at the time that (a) Borrower or any Guarantor forms any Subsidiary or acquires any Subsidiary after the Effective Date (including, without limitation, pursuant to a Division but excluding, in all cases, any Excluded Subsidiary), or (b) any Foreign Subsidiary or FSHCO ceases to constitute an Excluded Subsidiary after the Effective Date, Borrower and such Guarantor shall (i) cause such Subsidiary to provide to Bank a joinder to this Agreement to become a co-borrower hereunder or a guaranty to become a Guarantor hereunder (as determined by Bank in its sole discretion), together with documentation, all in form and substance reasonably satisfactory to Bank (including being sufficient to grant Bank a first priority Lien (subject to Permitted Liens) in and to the assets of such Subsidiary, to extent constituting Collateral), (ii) provide to Bank appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Bank, and (iii) provide to Bank all other documentation in form and substance reasonably satisfactory to Bank, which in its reasonable opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 5.14 shall be a Loan Document.
5.15.
Use; Maintenance.
(a)
Keep and maintain all items of equipment and other similar types of personal property that form any significant portion or portions of the Collateral (“Material Collateral”) in good operating condition and repair and shall make all necessary replacements thereof and renewals thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved.
(b)
Not permit any Material Collateral to (i) become a fixture to real estate or an accession to other personal property, without the prior written consent of Bank, or (ii) be operated or maintained in violation of any applicable law, statute, rule or regulation.
(c)
With respect to items of leased equipment (to the extent Bank has any security interest in any residual Borrower’s interest in such equipment under the lease), keep, maintain, repair, replace and operate such leased equipment in accordance with the terms of the applicable lease.
5.16.
Further Assurances. Execute any further instruments and take such further action as Bank reasonably requests to perfect, protect, ensure the priority of or continue Bank’s Lien on the Collateral or to effect the purposes of this Agreement.

5.17.
Sanctions. (a) Not, and not permit any of its Subsidiaries to, engage in any of the activities described in Section 4.11 in the future; (b) not, and not permit any of its Subsidiaries to, become a Sanctioned Person; (c) ensure that the proceeds of the Obligations are not used to violate any Sanctions; and (d) deliver to Bank any certification or other evidence requested from time to time by Bank in its discretion, confirming each such Person’s compliance with this Section 5.17. In addition, have implemented, and will consistently apply while this Agreement is in effect, procedures to ensure that the representations and warranties in Section 4.11 remain true and correct while this Agreement is in effect.
5.18.
Payments. From the date hereof and continuing through the termination of this Agreement, Borrower shall receive, in cash or Accounts, a sum equal to all revenues recognized under GAAP, consistently applied, less all rebates, discounts, and other price allowances (but without duplication of all such amounts required to be subtracted under GAAP), that are derived directly or indirectly from the sale, distribution, exploitation, or license of any products produced or services provided by the Borrower and its Subsidiaries in the United States.
5.19.
Post-Closing Obligation.
(a)
Within ninety (90) days of the Effective Date (or such later date as Bank may determine in its sole discretion), the Initial Audit shall have been completed with the results thereof satisfactory to Bank.
(b)
On or before February 29, 2024 (or such later date as Bank may determine in its sole discretion), either (i) Borrower shall provide, in form and substance satisfactory to Bank, a copy of a Control Agreement to perfect Bank’s Lien in the First Republic Accounts, or (ii) Borrower shall provide evidence satisfactory to Bank that the First Republic Accounts have been closed.
(c)
On or before February 29, 2024 (or such later date as Bank may determine in its sole discretion), either (i) Borrower shall provide, in form and substance satisfactory to Bank, a copy of a Control Agreement to perfect Bank’s Lien in the Merrill Account, or (ii) Borrower shall provide evidence satisfactory to Bank that the Merrill Account has been closed.
(d)
On or before February 29, 2024 (or such later date as Bank may determine in its sole discretion), Borrower shall provide evidence satisfactory to Bank that the Citi Account has been closed.
(e)
Within sixty (60) days of the Effective Date (or such later date as Bank may determine in its sole discretion), Borrower shall use commercially reasonable efforts to deliver the following documents to Bank, in form and substance acceptable to Bank, (i) a duly executed landlord’s consent in favor of Bank by the respective landlord thereof for 360 N. Pastoria Ave., Sunnyvale, CA 94085, and (ii) a duly executed bailee waiver in favor of Bank by the respective bailee thereof for ##########, San Jose, CA 95112.
(f)
Within fifteen (15) days of the Effective Date (or such later date as Bank may determine in its sole discretion), Borrower shall deliver to Bank, in form and substance satisfactory to Bank, appropriate evidence showing lender loss payable and additional insured clauses or endorsements in favor of Bank.
(g)
Within fifteen (15) days of the Effective Date (or such later date as Bank may determine in its sole discretion), Borrower shall deliver to Bank, in form and substance satisfactory to Bank, the good standing certificates of Borrower certified by the Secretary of State (or equivalent agency) of New York, Florida, California, Virginia, in each case as of a date no earlier than thirty (30) days prior to the date that each of such certificates is delivered to Bank.
(h)
Within ten (10) days of the Effective Date (or such later date as Bank may determine in its sole discretion), Borrower shall deliver to Bank a copy of a Control Agreement with respect to Borrower’s Deposit Accounts with Bank in favor of Bank.

6.
NEGATIVE COVENANTS

Borrower shall not do any of the following without Bank’s prior written consent:

6.1.
Dispositions. Convey, sell, lease or otherwise dispose of (including, without limitation, pursuant to a Division), or permit any Subsidiary to convey, sell, lease or otherwise dispose, of all or any part of the Collateral to any Person (collectively, a “Transfer”), except for: (a) Transfers of Inventory in the ordinary course of business; (b) Transfers of worn-out or obsolete equipment made in the ordinary course of business; (c) Transfers constituting Permitted Liens; (d) Transfers constituting Permitted Investments; and (e) Transfers of other assets of Borrower or its Subsidiaries that do not in the aggregate exceed One Hundred Thousand Dollars ($100,000) during any fiscal year of Borrower.
6.2.
Collateral Control. (a) Liquidate or dissolve or permit any of its Subsidiaries to liquidate or dissolve; or (b) subject to its rights under Sections 3.4 and 6.1, remove any items of Collateral from Borrower’s facility located at the addresses set forth in paragraph 4 of the Perfection Certificate, without prior written notice to Bank; provided however, that the foregoing shall not apply to any (i) moveable items of personal property such as laptop computers; (ii) inventory in the possession of Borrower’s customers in the ordinary course of business; (iii) Collateral in transit in the ordinary course of business; (iv) any Collateral maintained with Borrower’s third party logistics providers in the ordinary course of business; and (v) any Collateral that is transferred in accordance with Section 6.1. If Borrower intends to add any new offices or business locations, including warehouses, containing in excess of One Hundred Thousand Dollars ($100,000) of Borrower’s assets or property, then Borrower will cause the landlord of any such new offices or business locations, including warehouses, to execute and deliver a landlord consent in form and substance satisfactory to Bank. If Borrower intends to deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Five Hundred Thousand Dollars ($500,000) to a bailee, and Bank and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which Borrower intends to deliver the Collateral, then Borrower will cause such bailee to execute and deliver a bailee agreement in form and substance satisfactory to Bank.
6.3.
Mergers or Acquisitions. Merge or consolidate, or permit any Subsidiary to merge or consolidate, with or into any other Person or acquire, or permit any Subsidiary to acquire, all or substantially all of the capital stock, partnership, membership, or other ownership interest or other Equity Securities or property of another Person (including, without limitation, by the formation of any Subsidiary or pursuant to a Division); provided that (a) any Subsidiary that is not a Borrower or secured Guarantor hereunder may merge into another Subsidiary that is not a Borrower or secured Guarantor hereunder, and (b) any Subsidiary may merge into Borrower so long as Borrower is the surviving entity.
6.4.
Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.
6.5.
Encumbrance. Create, incur, allow, or suffer to exist any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the first priority security interest granted herein (except to the extent any Permitted Liens may have a superior priority to Bank’s Lien as permitted by this Agreement), or enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s Intellectual Property, except as is otherwise permitted in Section 6.1 and the definition of “Permitted Liens” herein.
6.6.
Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 5.9(c).
6.7.
Distributions. (a) Pay any dividends or make any distributions, or permit any Subsidiary to pay any dividends or make any distributions, on their respective Equity Securities; (b) purchase, redeem, retire, defease or otherwise acquire, or permit any Subsidiary to purchase, redeem, retire, defease or otherwise acquire, for value any of their respective Equity Securities (other than repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements or similar arrangements in an aggregate amount not to exceed One Hundred Thousand Dollars ($100,000) in any fiscal year of Borrower); (c) return, or permit any Subsidiary to return, any capital to any holder of its Equity Securities as such; (d) make, or permit any Subsidiary to make, any distribution of assets, Equity Securities, obligations or securities to any holder of its Equity Securities as such; or (e) set apart any sum for any such purpose; provided, however, (i) Borrower may pay dividends payable solely in Borrower’s common stock and (ii) any Subsidiary of Borrower may pay dividends or make other distributions to Borrower or any Subsidiary thereof.
6.8.
Investments. Make, or permit any Subsidiary to make, any Investment except for Permitted Investments.
6.9.
Transactions with Affiliates. Enter, or permit any Subsidiary to enter, into any contractual obligation with any Affiliate of Borrower or engage in any other transaction with any Affiliate of Borrower except upon terms at least as favorable to Borrower or such Subsidiary, as applicable, as an arms-length transaction with Persons who are not Affiliates of Borrower, except for (i) transactions permitted by Sections 6.3 and 6.7, any (ii) equity financings not otherwise prohibited by this Agreement.
6.10.
Subordinated Debt. Except as expressly permitted under the terms of the subordination, intercreditor, or other similar agreement to which any Subordinated Debt is subject: (a) make or permit any payment on such Subordinated Debt; or (b) amend any provision in any document relating to such Subordinated Debt which would increase the amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to Obligations owed to Bank.
6.11.
Chief Executive Office. (a) Change its name or jurisdiction of incorporation, without ten (10) days prior written notice to Bank; or (b) change its chief executive office or principal place of business without ten (10) Business Days’ prior written notice to Bank.
6.12.
Change in Business or Ownership. Engage, or permit any Subsidiary to engage, in any business other than the businesses engaged in by Borrower or such Subsidiary as of the Effective Date, as applicable, or reasonably related thereto or have a material change in Borrower’s ownership equal to or greater than fifty percent (50%) other than (a) by the sale by Borrower of Borrower’s Equity Securities in a public offering or (b) to venture capital or strategic investors so long as Borrower identifies to Bank the venture capital or strategic investors prior to the execution of a definitive agreement relating to such change of ownership and any such venture capital investors that purchase or otherwise acquire twenty-five percent (25%) or more of the ownership of Borrower in one or a series of transactions have cleared Bank’s “know your customer” checks.
6.13.
Compliance. (a) Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; (b)(i) fail to meet the minimum funding requirements of ERISA, (ii) permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, (iii) fail to comply with applicable provisions of the Federal Fair Labor Standards Act or (iv) violate any other law or regulation, if the foregoing subclauses (i) through (iv), individually or in the aggregate, could reasonably be expected to have a material adverse effect on Borrower’s business or operations, or permit any of its Subsidiaries to do so; or (c) withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

7.
EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

7.1.
Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension when due, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Revolving Line Maturity Date). During the cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);
7.2.
Covenant Default.
(a)
Borrower fails or neglects to perform any obligation in Sections 5.1, 5.3(n), 5.4, 5.5, 5.10, 5.13 or 5.17 or violates any covenant in Section 6; or
(b)
Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 7) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within fifteen (15) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the fifteen (15) day period or cannot after diligent attempts by Borrower be cured within such fifteen (15) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed fifteen (15) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Cure periods provided under this section shall not apply, among other things, to financial covenants or any other covenants that are required to be satisfied, completed or tested by a date certain or any covenants set forth in clause (a) above;
7.3.
Investor Support. If Bank determines in its reasonable good faith judgment, that it is the clear intention of none of Borrower’s investors to continue to fund Borrower in the amounts and within the timeframe necessary to enable Borrower to satisfy the Obligations as they become due and payable and Borrower’s unrestricted cash and Cash Equivalents at such time is less than the sum of (a) the then outstanding principal balance of the Advances, plus (b) all Indebtedness owing from Borrower to Bank and Horizon under the Mezzanine Loan Agreement.
7.4.
Attachment; Levy; Restraint on Business. (a) If any material portion of Borrower’s or any Subsidiary’s assets (i) is attached, seized, subjected to a writ or distress warrant, or is levied upon, or (ii) comes into the possession of any trustee, receiver or Person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days; (b) if Borrower or any Subsidiary is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs; (c) if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower’s or any Subsidiary’s assets; or (d) if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower’s or any Subsidiary’s assets by the United States Government, or any department agency or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof; provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower;
7.5.
Involuntary Insolvency Proceeding. (a) If a proceeding shall have been instituted in a court having jurisdiction in the premises: (i) seeking a decree or order for relief in respect of Borrower or any Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; (ii) for the appointment of a receiver, liquidator, administrator, assignee, custodian, trustee (or similar official) of Borrower or any Subsidiary or for any substantial part of its property; or (iii) for the winding-up or liquidation of its affairs, and in each case, such proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days; or (b) such court shall enter a decree or order granting the relief sought in any such proceeding;

7.6.
Voluntary Insolvency Proceeding. If Borrower or any Subsidiary shall: (a) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; (b) consent to the entry of an order for relief in an involuntary case under any such law; (c) consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian (or other similar official) of Borrower or any Subsidiary or for any substantial part of its property; (d) shall make a general assignment for the benefit of creditors; (e) shall fail generally to pay its debts as they become due; or (f) take any corporate action in furtherance of any of the foregoing;
7.7.
Other Agreements. One or more defaults shall exist under any agreement with any third party or parties which consists of the failure to pay any Indebtedness of Borrower or any Subsidiary at maturity or which results in a right by such third party or parties, whether or not exercised, to accelerate the maturity of Indebtedness in an aggregate amount in excess of Two Hundred Fifty Thousand Dollars ($250,000);
7.8.
Judgments. If a judgment or judgments for the payment of money (to the extent not paid or fully covered by insurance as to which the relevant insurance company has not denied coverage) in an amount, individually or in the aggregate, of at least Two Hundred Fifty Thousand Dollars ($250,000) shall be rendered against Borrower or any Subsidiary and shall remain unsatisfied and unstayed for a period of thirty (30) days or more;
7.9.
Misrepresentations. Borrower or any of its Subsidiaries or any Person acting for Borrower or any of its Subsidiaries makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made (it being agreed and acknowledged by Bank that the projections and forecasts provided by Borrower or any of its Subsidiaries in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results);
7.10.
Subordinated Debt. If: (a) any document, instrument, or agreement evidencing any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect (other than in accordance with its terms), or any Person (other than Bank) shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder; (b) a default or event of default (however defined) has occurred under any document, instrument, or agreement evidencing any Subordinated Debt, which default shall not have been cured or waived within any applicable grace period; or (c) the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement or any applicable subordination or intercreditor agreement;
7.11.
Service of Process. (a) The service of process upon Bank seeking to attach by a trustee or other process any funds of Borrower on deposit or otherwise held by Bank; (b) the delivery upon Bank of a notice of foreclosure by any Person seeking to attach or foreclose on any funds of Borrower on deposit or otherwise held by Bank; or (c) the delivery of a notice of foreclosure or exclusive control to any entity holding or maintaining Borrower’s deposit accounts or accounts holding securities by any Person (other than Bank) seeking to foreclose or attach any such accounts or securities, and in each case, the same are not, within thirty (30) days after the occurrence thereof, discharged, dismissed, rescinded or stayed;
7.12.
Guaranty. (a) Any guaranty of any Obligations terminates or ceases for any reason to be in full force and effect; (b) any Guarantor does not perform any obligation or covenant under any guaranty of the Obligations and such breach is not cured within any applicable cure period specified therein; (c) any circumstance described in Sections 7.3, 7.4, 7.5, 7.6, 7.7, or 7.8 occurs with respect to any Guarantor, or (d) the death, liquidation, winding up, or termination of existence of any Guarantor;
7.13.
Unenforceable Loan Document. If any Loan Document shall in any material respect cease to be, or Borrower shall assert that any Loan Document is not, a legal, valid and binding obligation of Borrower enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights or by general principles of equity);

7.14.
Governmental Approvals. Any Governmental Approval shall have been revoked, rescinded, suspended, modified in an adverse manner, or not renewed in the ordinary course for a full term and, in each case, such revocation, rescission, suspension, modification or non-renewal has resulted in or could reasonably be expected to result in a Material Adverse Change;
7.15.
Delisting. After an initial public offering of the Borrower’s common stock on an exchange or market, such shares are delisted from such exchange or market because of Borrower’s failure to comply with continued listing standards thereof or due to a voluntary delisting which results in such shares not being listed on such exchange or market; or
7.16.
Mezzanine Loan Agreement. The occurrence of an Event of Default (as defined in the Mezzanine Loan Agreement).
8.
BANK’S RIGHTS AND REMEDIES
8.1.
Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, without notice or demand, do any or all of the following:
(a)
declare all Obligations immediately due and payable (but if an Event of Default described in Section 7.5 or 7.6 occurs all Obligations are immediately due and payable without any action by Bank);
(b)
stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;
(c)
demand that Borrower (i) deposit cash with Bank in an amount equal to at least (A) one hundred and two percent (102.0%) of the aggregate face amount of any Letters of Credit denominated in Dollars remaining undrawn, and (B) one hundred and ten percent (110.0%) of the Dollar Equivalent of the aggregate face amount of any Letters of Credit denominated in a Foreign Currency remaining undrawn (plus, in each case, all interest, fees, and costs due or estimated by Bank to become due in connection therewith (as estimated by Bank in its commercially reasonable discretion)), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;
(d)
terminate any FX Contracts (it being understood and agreed that (i) Bank is not obligated to deliver the currency which Borrower has contracted to receive under any FX Contract, and Bank may cover its exposure for any FX Contracts by purchasing or selling currency in the interbank market as Bank deems appropriate; (ii) Borrower shall be liable for all losses, damages, costs, margin obligations and expenses incurred by Bank arising from Borrower’s failure to satisfy its obligations under any FX Contract or the execution of any FX Contract; and (iii) Bank shall not be liable to Borrower for any gain in value of a FX Contract that Bank may obtain in covering Borrower’s breach);
(e)
verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Bank considers advisable, and notify any Person owing Borrower money of Bank’s security interest in such funds. Borrower shall collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the Account Debtor, with proper endorsements for deposit;
(f)
make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank reasonably designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(g)
apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) amount held by Bank owing to or for the credit or the account of Borrower;
(h)
ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. For use solely upon the occurrence and during the continuation of an Event of Default, Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section 8.1, Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit;
(i)
place a “hold” on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;
(j)
demand and receive possession of Borrower’s Books; and
(k)
exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code or any Applicable Law (including disposal of the Collateral pursuant to the terms thereof).
8.2.
Power of Attorney. Borrower hereby irrevocably appoints Bank as its true and lawful attorney-in-fact, (a) exercisable solely upon the occurrence and during the continuance of an Event of Default, to: (i) endorse Borrower’s name on any checks, payment instruments, or other forms of payment or security; (ii) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (iii) demand, collect, sue, and give releases to any Account Debtor for monies due, settle and adjust disputes and claims about the Accounts directly with Account Debtors, and compromise, prosecute, or defend any action, claim, case, or proceeding about any Collateral (including filing a claim or voting a claim in any bankruptcy case in Bank’s or Borrower’s name, as Bank chooses); (iv) make, settle, and adjust all claims under Borrower’s insurance policies; (v) pay, contest or settle any Lien, charge, encumbrance, security interest, or other claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (vi) transfer the Collateral into the name of Bank or a third party as the Code permits; and (b) regardless of whether an Event of Default has occurred, to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Bank’s security interest in the Collateral until all Obligations (other than inchoate indemnity or reimbursement obligations or other obligations which, by their terms, survive termination of this Agreement) have been satisfied in full and the Bank’s obligation to provide Credit Extensions has terminated. Bank’s foregoing appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until such time as all Obligations (other than inchoate indemnity or reimbursement obligations or other obligations which, by their terms, survive termination of this Agreement) have been satisfied in full, Bank is under no further obligation to make Credit Extensions and the Loan Documents have been terminated. Bank shall not incur any liability in connection with or arising from the exercise of such power of attorney (other than those resulting from Bank’s gross negligence or willful misconduct) and shall have no obligation to exercise any of the foregoing rights and remedies.
8.3.
Protective Payments. If Borrower fails to obtain the insurance called for by Section 5.8 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Bank will make reasonable efforts to provide Borrower with notice of Bank obtaining such insurance or making such payment at the time it is obtained or paid or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.
8.4.
Application of Payments and Proceeds. Upon the occurrence and during the continuance of an Event of Default (or at any time on the terms set forth in Section 5.4(c), regardless of whether an Event of Default exists), apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Bank shall determine in its sole discretion. Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. If Bank, in its commercially reasonable discretion, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.
8.5.
Bank’s Liability for Collateral. Bank’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession or under its control, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as Bank deals with its own property consisting of similar instruments or interests. Borrower bears all risk of loss, damage or destruction of the Collateral.
8.6.
No Waiver; Remedies Cumulative. Bank’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Bank’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election and shall not preclude Bank from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence.
8.7.
Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.
9.
NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or email address indicated below; provided that, for clause (b), if such notice, consent, request, approval, demand or other communication is not sent during the normal business hours of the recipient, it shall be deemed to have been sent at the opening of business on the next Business Day of the recipient. Bank or Borrower may change its mailing or electronic mail address by giving the other party written notice thereof in accordance with the terms of this Section 9.

If to Borrower:

CeriBell, Inc.

360 N Pastoria Avenue

Sunnyvale, CA 94085

Attention: Chief Financial Officer

Email: ###############

If to Bank:

Silicon Valley Bank, a division of First-Citizens Bank & Trust Company

###############

###############

Attn: ###############

Email: ###############

with a copy to (which shall not constitute notice):

DLA Piper LLP (US)

###############

###############

Attn: ###############

Email: ###############

10.
CHOICE OF LAW, VENUE and JURY TRIAL WAIVER

Except as otherwise expressly provided in any of the Loan Documents, New York law governs the Loan Documents without regard to principles of conflicts of law that would require the application of the laws of another jurisdiction. Borrower and Bank each irrevocably and unconditionally submit to the exclusive jurisdiction of the State and Federal courts in the State of New York; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction with respect to the Loan Documents or to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Borrower expressly, irrevocably and unconditionally submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby irrevocably and unconditionally consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided by Borrower in accordance with, Section 9 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT. EACH PARTY HERETO HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

This Section 10 shall survive the termination of this Agreement and the repayment of all Obligations.

11.
GENERAL PROVISIONS
11.1.
Termination Prior to Maturity Date; Survival. All covenants, representations and warranties made in this Agreement shall continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate or reimbursement indemnity obligations or other obligations which, by their terms, survive termination of this Agreement ) have been satisfied. So long as Borrower has satisfied the Obligations (other than inchoate indemnity or reimbursement obligations or other obligations which, by their terms, survive the termination of this Agreement and the repayment of all Obligations, and any Obligations under Bank Services Agreements that are cash collateralized in accordance with Section 3.3), this Agreement may be terminated prior to the Revolving Line Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank. Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination and the repayment of all Obligations shall continue to survive notwithstanding this Agreement’s termination and the repayment of all Obligations.
11.2.
Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign or transfer this Agreement or any rights or obligations under it without Bank’s prior written consent (which may be granted or withheld in Bank’s sole discretion) and any other attempted assignment or transfer by Borrower shall be null and void. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents. Bank, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices a register for the recordation of the names and addresses of the applicable lenders, and the applicable commitments of, and principal amounts (and stated interest) of the applicable loans owing to, each lender pursuant to the terms of this Agreement from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, Bank and the applicable lenders hereunder shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any lender hereunder, at any reasonable time and from time to time upon reasonable prior notice. Each lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the loans or other obligations under the Loan Documents (the “Participant Register”); provided that no lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a Participant’s interest in any commitments, loans, its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
11.3.
Indemnification; Damage Waiver, etc.
(a)
General Indemnification. Borrower shall indemnify, defend and hold Bank and its Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of Bank and its Affiliates (each, an “Indemnified Person”) harmless against: all losses, claims, damages, liabilities and related expenses (including Bank Expenses and the reasonable fees, charges and disbursements of any counsel for any Indemnified Person) (collectively, “Claims”) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Credit Extension or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of hazardous materials on or from any property owned or operated by Borrower or any of its Subsidiaries, or any environmental liability related in any way to Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower, Borrower’s equity holders, affiliates, creditors or any other person, and regardless of whether any Indemnified Person is a party thereto; provided that such indemnity shall not, as to any Indemnified Person, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person. All amounts due under this Section 11.3 shall be payable promptly after demand therefor. Without limiting the generality of Section 1.7(c), this Section 11.3(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(b)
Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, Borrower shall not assert, and hereby waives, any claim against Bank and its Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of Bank and its Affiliates (each, a “Protected Person”), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) or any loss of profits arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Credit Extension, or the use of the proceeds thereof. No Protected Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

This Section 11.3 shall survive the termination of this Agreement and the repayment of all Obligations until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run.

11.4.
Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.
11.5.
Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.
11.6.
Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be effective unless, and only to the extent, expressly set forth in a writing signed by each party hereto. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents.
11.7.
Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. Delivery of an executed signature page of this Agreement by electronic mail transmission shall be effective as delivery of a manually executed counterpart hereof.
11.8.
Confidentiality. Bank agrees to maintain the confidentiality of Information (as defined below), except that Information may be disclosed (a) to Bank’s Subsidiaries and Affiliates and their respective employees, directors, agents, attorneys, accountants and other professional advisors (collectively, “Representatives” and, together with Bank, collectively, “Bank Entities”); (b) to prospective transferees, assignees, credit providers or purchasers of Bank’s interests under or in connection with this Agreement and their Representatives (provided, however, any such prospective transferees, assignees, credit providers, purchasers or their Representatives shall have entered into an agreement containing provisions substantially the same as those in this Section 11.8)); (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required in connection with Bank’s examination or audit; (e) in connection with the exercise of remedies under the Loan Documents or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; and (f) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein. “Information” means all information received from Borrower regarding Borrower or its business, in each case other than information that is either: (i) in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain (other than as a result of its disclosure by Bank in violation of this Agreement) after disclosure to Bank; or (ii) disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.
11.9.
Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any Applicable Law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.
11.10.
Right of Setoff. Borrower hereby grants to Bank a Lien and a right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a subsidiary of Bank) or in transit to any of them, and other obligations owing to Bank or any such entity. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may setoff the same or any part thereof and apply the same to any liability or Obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL

RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.
11.11.
Captions and Section References. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement. Unless indicated otherwise, section references herein are to sections of this Agreement.
11.12.
Construction of Agreement. The parties hereto mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.
11.13.
Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.
11.14.
Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any Persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any Person not an express party to this Agreement; or (c) give any Person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.
11.15.
Anti-Terrorism Law. Bank hereby notifies Borrower that, pursuant to the requirements of Anti-Terrorism Law, Bank may be required to obtain, verify and record information that identifies Borrower, which information may include the name and address of Borrower and other information that will allow Bank to identify Borrower in accordance with Anti-Terrorism Law. Borrower hereby agrees to take any action necessary to enable Bank to comply with the requirements of Anti-Terrorism Law.
12.
accounting terms and other DEFINITIONS
12.1.
Accounting and Other Terms.
(a)
Accounting terms not defined in this Agreement shall be construed in accordance with GAAP. Calculations and determinations must be made in accordance with GAAP (except for with respect to unaudited financial statements for the absence of footnotes and subject to year-end audit adjustments), provided that if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or Bank shall so request, Borrower and Bank shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided, further, that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower shall provide Bank financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding any terms in this Agreement to the contrary, for purposes of any financial covenant and other financial calculations in this Agreement (other than for purposes of updating the Borrowing Base) which are made in whole or in part based upon the Availability Amount as of the last day of a particular month, calculations relying on information from a Borrowing Base Statement shall be derived from the Borrowing Base Statement delivered pursuant to Section 5.3(a) (and not, for clarity, any more recent Borrowing Base Statement delivered after such period), and the actual delivery date of such Borrowing Base Statement shall be deemed to be the last day of the applicable reporting period of such Borrowing Base Statement.
(b)
As used in the Loan Documents: (i) the words “shall” or “will” are mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative; (ii) the term “continuing” in the context of an Event of Default means that the Event of Default has not been remedied (if capable of being remedied) or waived; and (iii) whenever a representation or warranty is made to Borrower’s knowledge or awareness, to the “best of” Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer.
12.2.
Definitions. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in this Section 12.2. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. As used in this Agreement, the following capitalized terms have the following meanings:

“Account” is, as to any Person, any “account” of such Person as “account” is defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to such Person.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Administrator” is an individual that is named:

(a)
as an “Administrator” in the “SVB Online Services” form completed by Borrower with the authority to determine who will be authorized to use SVB Online Services (as defined in Bank’s Online Banking Agreement as in effect from time to time) on behalf of Borrower; and
(b)
as an Authorized Signer of Borrower in an approval by the Board.

“Advance” or “Advances” means a revolving credit loan (or revolving credit loans) under the Revolving Line.

“Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members. For purposes of the definition of Eligible Accounts, Affiliate shall include a Specified Affiliate.

“Agreement” is defined in the preamble hereof.

“Anniversary Fee” is defined in Section 1.4(a).

“Annualized Trailing Six Month Revenue” is, as of the applicable date of determination, the product of (a)(i) the revenue of Borrower and its Subsidiaries recognized under GAAP during the six (6) month period immediately preceding the date of determination, less (ii) without duplication of all such amounts required to be subtracted under GAAP, (x) any portion of such revenue received from the sale of products or services not in the ordinary course of business, and (y) any portion of such revenue received as the result of one-time, non-recurring transactions, installation services and/or set-up fees, multiplied by (b) two (2).

“Anti-Terrorism Law” means any law relating to terrorism or money-laundering, including Executive Order No. 13224 and the USA Patriot Act.

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Authorized Signer” means any individual listed in Borrower’s Borrowing Resolution who is authorized to execute the Loan Documents, including making (and executing if applicable) any Credit Extension request, on behalf of Borrower.

“Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the Borrowing Base, minus (b) the sum of all outstanding principal amounts of any Advances.

“Bank” is defined in the preamble hereof.

“Bank Entities” is defined in Section 11.8.

“Bank Expenses” are all documented and reasonable out-of-pocket audit fees, costs and reasonable expenses (including reasonable, out-of-pocket and documented attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred by Bank in connection with the Loan Documents.

“Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).

“Bank Services Agreement” is defined in the definition of Bank Services.

“Board” is Borrower’s board of directors or equivalent governing body.

“Borrower” is set forth in the first paragraph of this Agreement.

“Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrowing Base” is eighty five percent (85%) of Eligible Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Statement (and as may subsequently be updated by Bank based upon information received by Bank including, without limitation, Accounts that are paid and/or billed following the date of the Borrowing Base Statement); provided, however, that Bank has the right to decrease the foregoing percentage in its good faith business judgment to mitigate the impact of events, conditions, contingencies, or risks which may adversely affect the Collateral or its value.

“Borrowing Base Statement” is that certain statement of the value of certain Collateral in the form specified by Bank to Borrower from time to time.

“Borrowing Resolutions” are, with respect to any Person, those resolutions adopted by such Person’s board of directors (and, if required under the terms of such Person’s Operating Documents, stockholders) and delivered by such Person to Bank approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its secretary on behalf of such Person certifying (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that set forth as a part of or attached as an exhibit to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents, including making (and executing if applicable) any Credit Extension request, on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Bank may conclusively rely on such certificate unless and until such Person shall have delivered to Bank a further certificate canceling or amending such prior certificate.

“Business Day” is a day other than a Saturday, Sunday or other day on which commercial banks in the State of California or State of Connecticut are authorized or required by law to close.

“Cash Equivalents” are (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and rated at least “A1” or “P1” or higher by a national credit rating agency; (c) Bank’s certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95.0%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“CFC” means a “controlled foreign corporation” as defined in Section 957 of the Internal Revenue Code.

“Citi Account” is that certain Deposit Account maintained by Borrower at Citibank as disclosed in the Perfection Certificate delivered on the Effective Date.

“Change in Law” means the occurrence, after the Effective Date, of: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in Applicable Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Claims” is defined in Section 11.3.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” consists of all of Borrower’s right, title and interest in and to the following personal property:

(a)
(i) all goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, securities accounts, securities entitlements and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and (ii) all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.
(b)
Notwithstanding the foregoing, the Collateral does not include (i) property that is non-assignable by its terms without the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, §25-9-406 and §25-9-408 of the Code); (ii) property for which the granting of a security interest therein is contrary to Applicable Law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral; (iii) property (including any attachments, accessions or replacements) that is subject to a Lien that is permitted pursuant to clause (m) of the definition of Permitted Liens, if the grant of a security interest with respect to such property pursuant to this Agreement would be prohibited by the agreement creating such Permitted Lien or would otherwise constitute a default thereunder, provided, that such property will be deemed “Collateral” hereunder upon the termination and release of such Permitted Lien; or (iv) any Intellectual Property; provided, however, the Collateral shall include all Accounts and all proceeds of Intellectual Property. If a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and such property that are proceeds of Intellectual Property, then the Collateral shall automatically, and effective as of the Effective Date, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in such Accounts and such other property of Borrower that are proceeds of the Intellectual Property.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Compliance Statement” is that certain statement in the form attached hereto as Exhibit A.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contingent Obligation” is, for any Person, any direct or indirect liability of that Person for (a) any direct or indirect guaranty by such Person of any indebtedness, lease, dividend, letter of credit, credit card or other obligation of another, (b) any other obligation endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (c) any obligations for undrawn letters of credit for the account of that Person; and (d) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Bank pursuant to which Bank obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Credit Extension” is any Advance, Overadvance, or any other extension of credit by Bank for Borrower’s benefit.

“Currency” is coined money and such other banknotes or other paper money as are authorized by law and circulate as a medium of exchange.

“Default” means any event which with notice or passage of time or both, would constitute an Event of Default.

“Default Rate” is defined in Section 1.3(c).

“Deferred Revenue” is all amounts received or invoiced in advance of performance under contracts and not yet recognized as revenue.

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Deposit Account” is the deposit account established by Borrower with Bank for purposes of receiving Credit Extensions.

“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, Section 17-220 of the Delaware Revised Uniform Limited Partnership Act for limited partnerships formed under Delaware law, or any analogous action taken pursuant to any other Applicable Law with respect to any corporation, limited liability company, partnership or other entity.

“Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Bank at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary of Borrower organized under the laws of the United States of America, any State thereof, the District of Columbia, or any other jurisdiction within the United States of America.

“Draw Period” is set forth on Schedule I hereto.

“Effective Date” is set forth on Schedule I hereto.

“Eligible Accounts” means Accounts owing to Borrower which arise in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 4.3, that have been, at the option of Bank, confirmed in accordance with Section 5.4(f), and are due and owing from Account Debtors deemed creditworthy by Bank in its good faith business judgement. Bank reserves the right, at any time after the Effective Date, in its good faith business judgement in each instance, to adjust any of the criteria set forth below and to establish new criteria. Unless Bank otherwise agrees in writing, Eligible Accounts shall not include:

(a)
Accounts (i) for which the Account Debtor is Borrower’s Affiliate, officer, employee, investor, or agent, or (ii) that are intercompany Accounts;
(c)
Accounts that the Account Debtor has not paid within ninety (90) days of invoice date regardless of invoice payment period terms;
(d)
Accounts with credit balances over ninety (90) days from invoice date, to the extent of such credit balances;
(e)
Accounts owing from an Account Debtor if more than fifty percent (50.0%) of the Accounts owing from such Account Debtor have not been paid within ninety (90) days of invoice date;
(f)
Accounts owing from an Account Debtor (i) which does not have its principal place of business in the United States or (ii) whose billing address (as set forth in the applicable invoice for such Account) is not in the United States, unless in the case of both (i) and (ii) such Accounts are otherwise approved by Bank in writing;
(g)
Accounts billed from and/or payable to Borrower outside of the United States (sometimes called foreign invoiced accounts);

(h)
Accounts in which Bank does not have a first priority, perfected security interest under all Applicable Law;
(i)
Accounts billed and/or payable in a Currency other than Dollars;
(j)
Accounts owing from an Account Debtor to the extent that Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise - sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts), but only to the extent of such Indebtedness or obligations;
(k)
Accounts with or in respect of accruals for marketing allowances, incentive rebates, price protection, cooperative advertising and other similar marketing credits, unless otherwise approved by Bank in writing, but only to the extent of such credits;
(l)
Accounts owing from an Account Debtor which is a United States government entity or any department, agency, or instrumentality thereof unless (i) otherwise approved by Bank, (ii) the underlying contract expressly provides that neither the United States government nor any agency or department thereof shall have the right of set-off against Borrower, (iii) Borrower has assigned its payment rights to Bank and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended, or (iv) such Account Debtor is a public hospital;
(m)
Accounts with customer deposits and/or with respect to which Borrower has received an upfront payment, to the extent of such customer deposit and/or upfront payment, other than any Accounts for software sales with respect to which Borrower has received upfront payments up to one year in advance;
(n)
Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a “sale guaranteed”, “sale or return”, “sale on approval”, or other terms if Account Debtor’s payment may be conditional, other than any Accounts for demonstration units or lease recorders with a firmware;
(o)
Accounts owing from an Account Debtor where goods or services have not yet been rendered to the Account Debtor (sometimes called memo billings or pre-billings);
(p)
Accounts subject to contractual arrangements between Borrower and an Account Debtor where payments shall be scheduled or due according to completion or fulfillment requirements (sometimes called contracts accounts receivable, progress billings, milestone billings, or fulfillment contracts);
(q)
Accounts owing from an Account Debtor the amount of which may be subject to withholding based on the Account Debtor’s satisfaction of Borrower’s complete performance (but only to the extent of the amount withheld; sometimes called retainage billings);
(r)
Accounts subject to trust provisions, subrogation rights of a bonding company, or a statutory trust;
(s)
Accounts owing from an Account Debtor that has been invoiced for goods that have not been shipped to the Account Debtor unless Bank, Borrower, and the Account Debtor have entered into an agreement acceptable to Bank wherein the Account Debtor acknowledges that (i) it has title to and has ownership of the goods wherever located, (ii) a bona fide sale of the goods has occurred, and (iii) it owes payment for such goods in accordance with invoices from Borrower (sometimes called “bill and hold” accounts);
(t)
Accounts for which the Account Debtor has not been invoiced;
(u)
Accounts that represent non-trade receivables or that are derived by means other than in the ordinary course of Borrower’s business;

(v)
Accounts for which Borrower has permitted Account Debtor’s payment to extend beyond ninety (90) days (including Accounts with a due date that is more than ninety (90) days from invoice date) or such later date as may be approved in writing by Bank;
(w)
Accounts arising from chargebacks, debit memos or other payment deductions taken by an Account Debtor;
(x)
Accounts arising from product returns and/or exchanges (sometimes called “warranty” or “RMA” accounts);
(y)
Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding (whether voluntary or involuntary), or becomes insolvent, or goes out of business;
(z)
Accounts owing from an Account Debtor, whose total obligations to Borrower exceed twenty-five percent (25.0%) of all Accounts, but only to the extent of such amounts that exceed that percentage, unless Bank approves in writing; and

(aa) Accounts for which Bank in its sole discretion determines collection to be doubtful, including, without limitation, accounts represented by “refreshed” or “recycled” invoices.

“Environmental Laws” means any Applicable Law (including any permits, concessions, grants, franchises, licenses, agreements or governmental restrictions) relating to pollution or the protection of health, safety or the environment or the release of any materials into the environment (including those related to hazardous materials, air emissions, discharges to waste or public systems and health and safety matters).

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equity Securities” of any Person means (a) all common stock, preferred stock, participations, shares, partnership interests, membership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing, but excluding any debt securities convertible into capital stock of such Person.

“ERISA” is the Employee Retirement Income Security Act of 1974, as amended, and its regulations.

“Event of Default” is defined in Section 7.

“Exchange Act” is the Securities Exchange Act of 1934, as amended.

“Excluded Accounts” means (a) deposit accounts used exclusively for payroll, payroll taxes and other employee wage and benefit payments, provided that at no time shall the aggregate amount on deposit in such account exceed the amount required for Borrower to fund one payroll cycle for its employees; (b) cash collateral accounts subject to Liens permitted by clauses (k) or (m) of the definition of Permitted Liens; and (c) other Collateral Accounts with an aggregate balance not to exceed One Hundred Thousand Dollars ($100,000) at any time.

“Excluded Subsidiaries” means all Foreign Subsidiaries and FSHCO; provided that in each of the foregoing cases, the Excluded Subsidiary Condition is satisfied with respect to such Subsidiary at all times, and in each case for so long as no Excluded Subsidiary owns any Intellectual Property.

“Excluded Subsidiary Condition” means (a) the aggregate cash balance maintained by all Excluded Subsidiaries does not exceed Five Hundred Thousand Dollars ($500,000) at any time, and (b) the value of the total assets of all Excluded Subsidiaries does not exceed Five Hundred Thousand Dollars ($500,000) at any time.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to Bank or required to be withheld or deducted from a payment to Bank, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Bank being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Bank with respect to an applicable interest in a Credit Extension or the Revolving Line pursuant to a law in effect on the date on which (i) Bank acquires such interest in the Credit Extensions or Revolving Line or (ii) Bank changes its lending office, except in each case to the extent that, pursuant to Section 1.7, amounts with respect to such Taxes were payable either to Bank’s assignor immediately before Bank became a party hereto or to Bank immediately before it changed its lending office, (c) Taxes attributable to Bank’s failure to comply with Section 1.7(e), and (d) any withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.

“First Republic Accounts” is, collectively, those certain Deposit Accounts maintained by Borrower at First Republic Bank as disclosed in the Perfection Certificate delivered on the Effective Date.

“Financial Statement Repository” is Bank’s e-mail address specified in Section 9 or such other means of collecting information approved and designated by Bank after providing notice thereof to Borrower from time to time.

“Foreign Currency” is the lawful money of a country other than the United States.

“Foreign Subsidiary” means any Subsidiary of Borrower that is not a Domestic Subsidiary.

“FSHCO” means an entity that owns (directly or indirectly) no material assets other than equity interests (or equity interests and debt interests) of one or more CFCs.

“Funding Date” is any date on which a Credit Extension is made to or for the account of Borrower which shall be a Business Day.

“FX Business Day” is any day when (a) Bank’s Foreign Exchange Department is conducting its normal business and (b) the Foreign Currency being purchased or sold by Borrower is available to Bank from the entity from which Bank shall buy or sell such Foreign Currency.

“FX Contract” is any foreign exchange contract by and between Borrower and Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency at a set price or on a specified date (the “Settlement Date”).

“FX Reduction Amount” means, with respect to a given FX Contract, the notional amount thereof multiplied by the currency exchange risk factor for the currencies involved in the FX Contract, multiplied by the current foreign exchange spot rates, in each instance as determined and calculated by Bank in its sole discretion.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority, including, without limitation, Healthcare Permits.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” is any Person providing a Guaranty in favor of Bank.

“Guaranty” is any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Healthcare Laws” means all applicable laws relating to the operation or management of Borrower’s business (which, as of the Effective Date, focuses on the manufacture of Clarity and ClarityPro) insofar as such laws pertain to the provision, arrangement, billing, collection or payment of healthcare services, including, without limitation, (a) all federal fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)), the civil False Claims Act (31 U.S.C. §3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), and the exclusion laws (42 U.S.C. § 1320a-7); (b) HIPAA; (c) the Medicare and Medicaid programs (Titles XVIII and XIX of the Social Security Act); (d) quality and safety requirements of all applicable state laws or regulatory bodies; (e) all laws, requirements and regulations pursuant to which Healthcare Permits are issued; and (f) any and all comparable state or local laws, each of (a) through (f) as may be amended from time to time and the regulations promulgated pursuant to each such law.

“Healthcare Permit” means, with respect to any Person, a permit issued or required under Healthcare Laws applicable to the business of Borrower or any Guarantor, or necessary in the possession, ownership, warehousing, marketing, promoting, sale, labeling, furnishing, distribution or delivery of goods or services under Healthcare Laws applicable to the business of Borrower or any Guarantor.

“HIPAA” means, collectively, the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic Clinical Health (HITECH) Act and the implementing regulations thereto.

“Horizon” is Horizon Technology Finance Corporation, a Delaware corporation.

“Indebtedness” is, with respect to any Person, the aggregate amount of, without duplication: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade payables aged less than one hundred eighty (180) days); (d) all capital lease obligations of such Person; (e) all obligations or liabilities of others secured by a Lien on any asset of such Person, whether or not such obligation or liability is assumed; (f) all obligations or liabilities incurred by such Person, including, without limitation, any amounts paid to such Person, pursuant to such Person’s execution of a SAFE, provided that upon the issuance of the Equity Securities to be issued pursuant to such SAFE, such obligations and liabilities shall no longer constitute Indebtedness; and (g) all obligations or liabilities of others of the types specified in clauses (a) through (f) above guaranteed by such Person.

“Indemnified Person” is defined in Section 11.3.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Information” is defined in Section 11.8.

“Initial Audit” is Bank’s inspection of Borrower’s Accounts, the Collateral, and Borrower’s Books, with results satisfactory to Bank in its sole discretion.

“Insight EEG” means Insight EEG, PC, a California professional corporation.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, receivership or other relief.

“Intellectual Property” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following:

(a)
its Copyrights, Trademarks and Patents;
(b)
any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how and operating manuals;
(c)
any and all source code;
(d)
any and all design rights which may be available to such Person;
(e)
any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and
(f)
all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Internal Revenue Code” means the U.S. Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder, each as amended or modified from time to time.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership, membership, or other ownership interest or other Equity Securities), and any loan, advance or capital contribution to any Person.

“Lender Subordination Agreement” is that certain Subordination Agreement dated as of the Effective Date by and among (a) Bank, (b) Horizon in its capacity as collateral agent under the Mezzanine Loan Agreement, and (c) Bank and Horizon in their capacities as lenders under the Mezzanine Loan Agreement.

“Letter of Credit” is a standby or commercial letter of credit issued by Bank upon request of Borrower based upon an application, guarantee, indemnity, or similar agreement.

“Lien” is a claim, mortgage, deed of trust, levy, attachment charge, pledge, hypothecation, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Liquidity” is, at any time, the sum of the aggregate amount of unrestricted and unencumbered (other than Liens in favor of Bank or Horizon) cash held at such time by Borrower and its Subsidiaries in Deposit Accounts held at Bank or subject to Control Agreements.

“Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Perfection Certificate, the Lender Subordination Agreement, any Control Agreement, any Bank Services Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, landlord waivers and consents, bailee waivers and consents, and any other present or future agreement by Borrower and/or any Guarantor with or for the benefit of Bank in connection with this Agreement or Bank Services, all as amended, restated, or otherwise modified in accordance with the terms thereof.

“Material Adverse Change” is (a) a material impairment in the perfection or priority of Bank’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or financial condition of Borrower; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

“Material Collateral” is defined in Section 5.15(a).

“Merrill Account” is that certain Securities Account maintained by Borrower at Merrill as disclosed in the Perfection Certificate delivered on the Effective Date.

“Mezzanine Loan Agreement” is that certain Venture Loan and Security Agreement by and among Borrower, Horizon in its capacity as collateral agent, and Bank and Horizon in their capacities as lenders, dated as of the Effective Date (as the same may be amended, modified, supplemented and/or restated from time to time in accordance with the terms thereof and the Lender Subordination Agreement).

“Mezzanine Loan Documents” is the “Loan Documents” (as such term is defined in the Mezzanine Loan Agreement).

“Net Cash Reserves” is, as of the applicable date of determination, the product of (a) the aggregate amount of unrestricted and unencumbered (other than Liens in favor of Bank or Horizon) cash and Cash Equivalents held at such time by Borrower and its Subsidiaries in Deposit Accounts and Securities Accounts held at Bank or subject to Control Agreements, minus (b) all outstanding principal amounts of any Advances.

“Net Indebtedness” is, as of the applicable date of determination, the difference determined by subtracting (a) Liquidity from (b) Total Indebtedness.

“Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Bank Expenses, the Anniversary Fee, and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents, or otherwise, including, without limitation, all obligations relating to Bank Services and interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents.

“OFAC” is the Office of Foreign Assets Control of the United States Department of the Treasury and any successor thereto.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership or limited partnership, its partnership agreement or limited partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Other Connection Taxes” means, with respect to Bank, Taxes imposed as a result of a present or former connection between Bank and the jurisdiction imposing such Tax (other than connections arising from Bank having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Credit Extension or Loan Document).

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Overadvance” is defined in Section 1.2.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment Date” is set forth on Schedule I hereto.

“Perfection Certificate” is the Perfection Certificate delivered by Borrower in connection with this Agreement.

“Permitted Indebtedness” is:

(a)
Borrower’s Indebtedness to (i) Bank under this Agreement and the other Loan Documents (other than the Mezzanine Loan Agreement), and (ii) Bank and Horizon under the Mezzanine Loan Documents, for so long as (x) all Indebtedness under the Mezzanine Loan Documents constitutes Subordinated Debt, and (y) the aggregate principal amount of all Indebtedness under the Mezzanine Loan Documents does not exceed Fifty Million Dollars ($50,000,000) at any time;
(b)
Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;
(c)
Indebtedness existing on the Effective Date which is shown on the Perfection Certificate;
(d)
intercompany Indebtedness owed by any Subsidiary to Borrower or any wholly-owned Subsidiary, as applicable; provided that, if applicable, such Indebtedness is also permitted as a Permitted Investment;
(e)
Indebtedness with respect to surety bonds and similar obligations incurred in the ordinary course of business in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000);
(f)
Indebtedness with respect to judgments or decrees not otherwise constituting an Event of Default under Section 7.8;
(g)
Indebtedness consisting of reimbursement obligations with respect to Letters of Credit in connection with real estate leases;

(h)
Indebtedness, including any guarantees of such Indebtedness, incurred with corporate credit cards in the ordinary course of business issued by financial institutions other than Bank in an aggregate amount not to exceed Fifty Thousand Dollars ($50,000) outstanding at any time;
(i)
other unsecured Indebtedness not otherwise permitted by Section 6.4 not exceeding Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate outstanding at any time;
(j)
Indebtedness of Borrower secured by Liens permitted under clause (m) of the definition of Permitted Liens, up to an aggregate principal amount of Five Hundred Thousand Dollars ($500,000) at any time; and
(k)
extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (k) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investments” are:

(a)
Investments (including, without limitation, Subsidiaries) existing on the Effective Date which are shown on the Perfection Certificate;
(b)
Deposits and deposit accounts with commercial banks organized under the laws of the United States or a state thereof to the extent: (i) the deposit accounts of each such institution are insured by the Federal Deposit Insurance Corporation up to the legal limit; (ii) each such institution has an aggregate capital and surplus of not less than One Hundred Million Dollars ($100,000,000); (iii) that Borrower is permitted to maintain such accounts pursuant to Section 5.9; and (iv) Bank has a first priority perfected security interest in such deposit accounts;
(c)
Investments consisting of Cash Equivalents;
(d)
Investments pursuant to or arising under currency agreements or interest rate agreements entered into in the ordinary course of business;
(e)
(i) Investments by Subsidiaries that are not Borrower or secured Guarantors hereunder in or to other Subsidiaries or Borrower or secured Guarantors; (ii) Investments by Borrower in any Subsidiaries that are not either Borrower or secured Guarantors hereunder in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in any fiscal year of Borrower; and (iii) Investments by and among Borrower and secured Guarantors;
(f)
Investments accepted in connection with Transfers permitted by Section 6.1;
(g)
Investments not to exceed Two Hundred Fifty Thousand Dollars ($250,000) outstanding in the aggregate at any time consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of Equity Securities of Borrower or its Subsidiaries pursuant to employee stock purchase plan agreements approved by the Board;
(h)
Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business;
(i)
Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this clause shall not apply to Investments of Borrower in any Subsidiary;

(j)
Investments permitted under Section 6.3;
(k)
Investments consistent with any investment policy adopted by the Board;
(l)
Investments consisting of customary loans to Insight EEG not in excess of Three Million Dollars ($3,000,000) in the aggregate; and
(m)
other Investments aggregating not in excess of Two Hundred Fifty Thousand Dollars ($250,000) at any time.

“Permitted Liens” are:

(a)
Liens existing on the Effective Date which are shown on the Perfection Certificate or arising under this Agreement or the other Loan Documents (excluding the Mezzanine Loan Agreement);
(b)
Liens existing on the Effective Date arising under the Mezzanine Loan Documents, so long as such Liens rank in priority behind all Liens securing Indebtedness owed to Bank pursuant to the Loan Documents;
(c)
Liens for fees, taxes, levies, imposts, duties or other governmental charges of any kind which are not yet delinquent or which are being contested in good faith by appropriate proceedings which suspend the collection thereof (provided that such appropriate proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material item of Collateral which in the aggregate is material to Borrower and that Borrower has adequately bonded such Lien or reserves sufficient to discharge such Lien have been provided on the books of Borrower);
(d)
carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business securing Indebtedness in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings (provided that such appropriate proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material item of Collateral or Collateral which in the aggregate is material to Borrower and that Borrower has adequately bonded such Lien or reserves sufficient to discharge such Lien have been provided on the books of Borrower);
(e)
(i) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business and (ii) exclusive licenses for the use of the property of Borrower or its Subsidiaries in the ordinary course of business that do not result in a legal transfer of title to the licensed property but may be exclusive in respects other than territory and that may be exclusive as to territory only as to discrete geographical areas outside of the United States;
(f)
Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 7.8;
(g)
Leases or subleases granted in the ordinary course of business, and licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business;
(h)
customary Liens of any bank in connection with statutory, common law and contractual rights of setoff and recoupment with respect to any deposit account or securities account of Borrower, provided that (i) Bank has a first priority perfected security interest in such account (other than Excluded Accounts), and (ii) such account is permitted to be maintained pursuant to Section 5.9;
(i)
Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(j)
Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods;
(k)
deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (other than for indebtedness or any Liens arising under ERISA) in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000);
(l)
Liens of up to Fifty Thousand Dollars ($50,000) securing business credit card Indebtedness provided by financial institutions other than Bank permitted by clause (h) of the definition of Permitted Indebtedness;
(m)
Liens upon up to Five Hundred Thousand Dollars ($500,000) of equipment or other personal property acquired by Borrower after the date hereof to secure (i) the purchase price of such equipment or other personal property, or (ii) capital lease obligations or indebtedness incurred solely for the purpose of financing the acquisition of such equipment or other personal property; provided that (A) such Liens are confined solely to the equipment or other personal property so acquired and the amount secured does not exceed the acquisition price thereof, and (B) no such Lien shall be created, incurred, assumed or suffered to exist in favor of Borrower’s officers, directors or shareholders holding five percent (5%) or more of Borrower’s Equity Securities;
(n)
Liens on up to Two Hundred Fifty Thousand Dollars ($250,000) of cash pledged as collateral to secure Indebtedness permitted by clause (i) of the definition of Permitted Indebtedness; and
(o)
Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (n) of this definition, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien (and additions, accessions and improvements thereto and replacements and proceeds thereof) and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prime Rate” is set forth on Schedule I hereto.

“Prime Rate Margin” is set forth on Schedule I hereto.

“Protected Person” is defined in Section 11.3.

“Recurring Revenue Ratio” is, as of any date of determination, the product of (a) Annualized Trailing Six Month Revenue on such date, divided by (b) Net Indebtedness on such date.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Representatives” is defined in Section 11.8.

“Reserves” means, as of any date of determination, such amounts as Bank may from time to time establish and revise in its sole discretion, reducing the amount of Advances and other financial accommodations which would otherwise be available to Borrower (a) to reflect events, conditions, contingencies or risks which, as determined by Bank in its sole discretion, do or may adversely affect (i) the Collateral or any other property which is security for the Obligations or its value (including without limitation any increase in delinquencies of Accounts), (ii) the assets, business or prospects of Borrower or any Guarantor, or (iii) the security interests and other rights of Bank in the Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect Bank's reasonable belief that any collateral report or financial information furnished by or on behalf of Borrower or any Guarantor to Bank is or may have been incomplete, inaccurate or misleading in any material respect; or (c) in respect of any state of facts which Bank determines in its sole discretion constitutes a Default or an Event of Default.

“Responsible Officer” is any of the Treasurer, President, Chief Financial Officer and Controller of Borrower.

“Restricted License” means any in-bound license (other than ordinary course customer contracts, off-the-shelf licenses, licenses or similar agreements that are commercially available to the public and open source licenses) with respect to which Borrower is the licensee and such license or agreement is material to Borrower’s business and that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property subject to such license or agreement.

“Revolving Line” is set forth on Schedule I hereto.

“Revolving Line Maturity Date” is set forth on Schedule I hereto.

“SAFE” is a simple agreement for future equity, or any similar agreement, whereby a Person (the “SAFE Issuer”) issues any other Person the future right to own Equity Securities of the SAFE Issuer, in exchange for the payment of cash to be converted into such Equity Securities.

“SAFE Issuer” has the meaning given in the definition of SAFE.

“Sanctioned Person” means a Person that: (a) is listed on any Sanctions list maintained by OFAC or any similar Sanctions list maintained by any other Governmental Authority having jurisdiction over Borrower; (b) is located, organized, or resident in any country, territory, or region that is the subject or target of Sanctions; or (c) is fifty percent (50.0%) or more owned or controlled by one (1) or more Persons described in clauses (a) and (b) hereof.

“Sanctions” means the economic sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by the United States government and any of its agencies, including, without limitation, OFAC and the U.S. State Department, or any other Governmental Authority having jurisdiction over Borrower.

“SEC” is the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Settlement Date” is defined in the definition of FX Contract.

“Solvent” means, with respect to any Person on any date, that on such date (a) the fair value of the property of such Person is greater than the fair value of the liabilities (including contingent liabilities) of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital.

“Specified Affiliate” is any Person (a) more than ten percent (10.0%) of whose aggregate issued and outstanding equity or ownership securities or interests, voting, non-voting or both, are owned or held directly or indirectly, beneficially or of record, by Borrower, and/or (b) whose equity or ownership securities or interests representing more than ten percent (10.0%) of such Person’s total outstanding combined voting power are owned or held directly or indirectly, beneficially or of record, by Borrower.

“Streamline Balance” is defined in the definition of Streamline Period.

“Streamline Period” is, on and after the Effective Date, provided no Event of Default has occurred and is continuing, the period (a) commencing on the first (1st) day of the month following the day that Borrower provides to Bank a written report that Borrower has, for each consecutive day in the immediately preceding month maintained Net Cash Reserves in an amount at all times greater than Ten Million Dollars ($10,000,000), as verified by Bank in its reasonable discretion (the “Streamline Balance”); and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, and (ii) the first (1st) day thereafter in which Borrower fails to maintain the Streamline Balance, as determined by Bank in its reasonable discretion. Upon the termination of a Streamline Period, Borrower shall maintain the Streamline Balance each consecutive day for two (2) consecutive months prior to entering into a subsequent Streamline Period. Borrower shall give Bank prior written notice of Borrower’s election to enter into any such Streamline Period, and each such Streamline Period shall commence on the first (1st) day of the monthly period following the date Bank determines that the Streamline Balance has been achieved.

“Subordinated Debt” is indebtedness incurred by Borrower or any of its Subsidiaries subordinated to all of Borrower’s or any of its Subsidiaries’ now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank.

“Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock, partnership, membership, or other ownership interest or other Equity Securities having ordinary voting power (other than stock, partnership, membership, or other ownership interest or other Equity Securities having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower or Guarantor.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Indebtedness” is, as of the applicable date of determination, Borrower’s outstanding Indebtedness for borrowed money.

“Trademarks” means, with respect to any Person, any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of such Person connected with and symbolized by such trademarks.

“Transfer” is defined in Section 6.1.

“USA Patriot Act” means the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56, signed into law on October 26, 2001), as amended from time to time.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

CERIBELL, INC.

By:	/s/ Scott Blumberg

Name:	Scott Blumberg

Title:	Chief Financial Officer

BANK:

FIRST-CITIZENS BANK & TRUST COMPANY

By:	/s/ Matthew Perry

Name:	Matthew Perry

Title:	Managing Director

Signature Page to Loan and Security Agreement

SCHEDULE I

LSA PROVISIONS

LSA Section	LSA Provision
1.1(a) – Revolving Line – Availability	Amounts borrowed under the Revolving Line may be prepaid or repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.
1.3(a) – Interest Payments	Interest on the principal amount of each Advance is payable in arrears monthly (i) on each Payment Date, (ii) on the date of any prepayment and (iii) on the Revolving Line Maturity Date.
1.3(b)(i) – Interest Rate

The outstanding principal amount of any Advance shall accrue interest at a floating rate per annum equal to the greater of (A) six percent (6.0%) and (B) the Prime Rate plus the Prime Rate Margin, which interest shall be payable in accordance with Section 1.3(a).

1.3(e) – Interest Computation	Interest shall be computed on the basis of the actual number of days elapsed and a 360-day year for any Credit Extension outstanding.
12.2 – “Effective Date”	“Effective Date” is February 6, 2024.
12.2 – “Payment Date”	“Payment Date” is the first (1st) calendar day of each month.
12.2 – “Prime Rate”

“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of North Carolina (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors); provided that, in the event such rate of interest is less than zero percent (0.0%) per annum, such rate shall be deemed to be zero percent (0.0%) per annum for purposes of this Agreement.

12.2 – “Prime Rate Margin”	“Prime Rate Margin” is one-quarter of one percent (0.25%).
12.2 – “Revolving Line”	“Revolving Line” is an aggregate principal amount equal to Ten Million Dollars ($10,000,000).
12.2 – “Revolving Line Maturity Date”	“Revolving Line Maturity Date” is February 6, 2026.

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EXHIBIT A

COMPLIANCE STATEMENT

Date: ________________

TO: Silicon Valley Bank, a division of First-Citizens Bank & Trust Company (“SVB”)

FROM: CeriBell, Inc., a Delaware corporation

Under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, modified, supplemented and/or restated from time to time, the “Agreement”), Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below. Attached are the required documents evidencing such compliance, setting forth calculations prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.
Reporting Covenants	Required	Complies

Monthly financial statements with Compliance Statement	Monthly within 30 days	Yes No
Annual financial statements (CPA Audited)	FYE within 270 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings, Deferred Revenue report, detailed debtor listings, and general ledger	Monthly within 30 days (so long as any Credit Extension is outstanding)	Yes No
Borrowing Base Statements	Weekly on Friday of each week if Streamline Period is not in effect; or monthly within 30 days of month end if Streamline Period in effect	Yes No
Board approved budget and projections	FYE within 30 days and as amended/updated	Yes No

Accounts:

1.	Borrower’s total balance, including cash, in accounts in the name of Borrower maintained with Bank or Bank’s Affiliates: $________________

2.	Total aggregate balance, including cash, of Borrower at all institutions wherever located: $_______________

3.

Is Borrower’s balance, including cash, in accounts in the name of Borrower maintained with Bank or Bank’s Affiliates greater than or equal to fifty percent (50%) of the total aggregate balance, including cash, of Borrower at all institutions wherever located?

Yes, in compliance ______________ No, not in compliance ____________

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4.	Institutions (other than Bank) where Borrower maintains accounts and balances in such accounts:

Institution Name	Account Number	Balance	Control Agreement in favor of Bank obtained?

Yes, in compliance ______________No, not in compliance ____________

5.	To the extent a Subsidiary exists, please also answer questions #1 through #4 above as to each such Subsidiary.

Financial Covenant	Required	Actual	Complies

Maintain as indicated:
Recurring Revenue Ratio	1.0:1.0	_____:1.0	Yes No

Streamline Period Calculation	Required for Streamline	Actual	In Streamline Period?

Maintain:
Net Cash Reserves	>$10,000,000	$_________	Yes No

Insight EEG

6.	Does Insight EEG hold cash and Cash Equivalents with an aggregate fair market value exceeding Five Hundred Thousand Dollars ($500,000)?	Yes	No

If so, please advise on such amount: $_____________

7.	Has Borrower made Investments into Insight EEG on and from the Effective Date exceeding Five Hundred Thousand Dollars ($500,000)?	Yes	No

If so, please advise on such amount: $_____________

Other Matters

Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Statement.

Yes	No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and correct as of the date of this Compliance Statement.

The following are the exceptions with respect to the statements above: (If no exceptions exist, state “No exceptions to note.”)

A-2

Schedule 1 to Compliance Statement

Financial Covenant and Streamline Calculation

In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern.

Dated: ____________________

I. Recurring Revenue Ratio (Section 5.10)

Required: 1.00:1.00

Actual:

A.	Revenue of Borrower and its Subsidiaries recognized under GAAP during the six (6) month period immediately preceding the date of determination	$_______
B.

Without duplication of all such amounts required to be subtracted under GAAP, (x) any portion of such revenue received from the sale of products or services not in the ordinary course of business, and (y) any portion of such revenue received as the result of one-time, non-recurring transactions, installation services and/or set-up fees

$_______
C.	Annualized Trailing Six Month Revenue (the sum of line A plus line B multiplied by 2)	$_______
D.	Borrower’s outstanding Indebtedness for borrowed money	$_______
E.	Recurring Revenue Ratio (line D divided by line C)	________

Is line E equal to or greater than 1.00:1.00?

No, not in compliance	Yes, in compliance

II. Net Cash Reserves (definition of Streamline Period)

Required: >$10,000,000

Actual:

A.	Unrestricted and unencumbered cash and Cash Equivalents held at Bank or subject to Control Agreements	$_______
B.	The sum of all outstanding principal amounts of any Advances	$_______
C.	Net Cash Reserves (line A minus line B)	$_______

Is line C greater than $10,000,000?

No, not in Streamline Period	Yes, in Streamline Period

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